                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY


                              PURCHASE AGREEMENT


                            DATED: OCTOBER 3, 1997


                                    BETWEEN


                        CENTENNIAL COMMUNICATIONS CORP.


                                      AND


                        THE PURCHASERS SET FORTH HEREIN

                              PURCHASE AGREEMENT

     THIS AGREEMENT (this "Agreement") is made as of October 3, 1997, between Centennial Communications Corp., a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated in this Agreement, capitalized terms used herein are defined in Section 6.1 hereof.

     The parties hereto agree as follows:

                                  AGREEMENTS

                                  ARTICLE I.

                               PURCHASE AND SALE

     Section 1.1  Authorization and Closing.
     -----------  -------------------------

        A.  Authorization of the Notes. The Company shall authorize the issuance
        --  --------------------------
and sale to the Purchasers of an aggregate principal amount of $11,095,648 (the "Offering Amount") in Senior Secured Convertible Notes due 2002 of the Company (the "Notes") having the rights and preferences set forth in Exhibit A attached hereto. As more fully set forth on Exhibit A attached hereto, in certain circumstances, the Notes are convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), or convertible into shares of the Company's Series C Preferred Stock, par value $.01 per share (the "Series C Preferred"), having the rights and preferences set forth in Exhibit B attached hereto. The Series C Preferred is convertible into shares of Common Stock .

        B.  Purchase and Sale of the Notes. At each Closing (as defined below),
        --  ------------------------------
the Company shall sell to each Purchaser and, subject to the terms set forth herein, each Purchaser shall purchase from the Company, a Note having an aggregate principal amount as set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto. The sale of the Notes to each Purchaser shall constitute a separate sale under this Agreement. The Company acknowledges that pursuant to the Loan Agreement dated July 1997 (the "Loan Agreement") between the Company and certain Purchasers, such Purchasers have advanced funds to the Company in the amounts set forth on the Schedule of Purchasers attached hereto (the "Outstanding Amounts"). Such Purchasers shall apply the Outstanding Amounts owed to them against payment for the Notes to be purchased pursuant to this Agreement.

        C. The Closing. Any Closing of the separate purchase and sale of the
        --  -----------
Notes shall take place at such place and on such date as may be mutually agreeable to the Company and each Purchaser making a purchase of the Notes. Each closing (a "Closing") shall take place at the offices of Holland & Hart LLP at 9:00 a.m. between October 3, 1997 and October 15, 1997, or at such other place and on such other date not to extend beyond October 15, 1997, as may be mutually agreeable to the Company and each Purchaser. At each Closing, the Company shall deliver to each Purchaser the Note to be purchased by such Purchaser, registered in such Purchaser's or its nominees name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to an account to be designated by the Company or by application of the Outstanding Amount.

                                  ARTICLE II.

                             CONDITIONS TO CLOSING

     Section 2.1  Conditions of Each Purchaser's Obligations at the Closing. The
     -----------  ---------------------------------------------------------
obligation of each Purchaser to purchase and pay for the Notes at each Closing is subject to the satisfaction as of the Closing of the following conditions:

        A.  Representations and Warranties. The representations and warranties
        --  ------------------------------
of the Company contained in Section 5.1 shall be true and correct in all respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated by this Agreement.

        B.  Amended and Restated Certificate of Incorporation. The Company shall
        --  -------------------------------------------------
have duly adopted, executed and filed with the Secretary of State of Delaware an amended and restated Certificate of Incorporation establishing the terms and the relative rights and preferences of the Series C Preferred and making certain modifications to the rights and preferences of the Company's Series A Preferred Stock, par value $.01 per share (the "Series A Preferred"), and the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), in the form set forth in Exhibit B hereto (the "Certificate of Incorporation"), and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Incorporation shall be in full force and effect as of the Closing under the laws of the state of Delaware and shall not have been amended or modified.

        C.  Registration Agreement. The Company, the Purchasers and the holders
        --  ----------------------
of the Common Stock, the Series A Preferred and the Series B Preferred shall have entered into a second amended and restated registration agreement in form and substance as set forth in Exhibit C attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

        D.  Stockholders Agreement. The Company, the Purchasers and each major
        --  ----------------------
holder of Common Stock, the Series A Preferred and the Series B Preferred shall have entered into a second amended and restated stockholders agreement in form and substance as set forth in Exhibit D attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

        E.  Sale of the Notes to Each Purchaser. The Company shall have sold to
        --  -----------------------------------
each Purchaser the Notes to be purchased by it under this Agreement at the Closing and shall have received payment therefor.

        F.  Blue Sky Clearances. The Company shall have made all filings under
        --  -------------------
applicable state securities laws necessary to consummate the issuance of the Notes pursuant to this Agreement in compliance with such laws.

        G.  Disqualified Persons. The Company shall have provided Centennial
        --  --------------------
Fund IV, L.P. ("Centennial IV") and Centennial Fund V, L.P. ("Centennial V") a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial IV and Centennial V as required by their respective governing documents.

        H.  Opinion of the Company's Counsels. Each Purchaser shall have
        --  ---------------------------------
received from each of (i) Holland & Hart LLP, counsel for the Company, and (ii) Estudio Fernandez Portocarrero, special Peruvian counsel for the Company, an opinion with respect to the matters set forth in Exhibit E-1 and E-2 attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing, and in form and substance reasonably satisfactory to each Purchaser.

        I.  Deed of Charge.  The Company and Prudential Securities Incorporated
        --  --------------
("PSI"), as collateral agent for the Purchasers, shall have entered into a Deed of Charge (the "Deed of Charge") in respect of the pledge by the Company of 66% of the outstanding capital stock of Centennial Cayman Corp. and SMR Direct Cayman Corp. in form and substance as set forth in Exhibit F attached hereto, and the Deed of Charge shall be in full force and effect as of the Closing. By execution of this Agreement, each Purchaser hereby appoints PSI as collateral agent to act on behalf of the holders of the Notes pursuant to the Notes and the Deed of Charge.

        J.  Board Appointment.  The Purchasers' designee to the Company's Board
        --  -----------------
of Directors shall be elected simultaneously with the Closing.

        K.  Closing Documents. The Company shall have delivered to each
        --  -----------------
Purchaser all of the following documents:

            (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1.1 and Sections 2.1.A. through 2.1.G., inclusive, and Section 2.1.I., have been fully satisfied;

            (ii) certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Deed of Charge and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in Section 2.1.B., the issuance and sale of the Notes, the reservation of a sufficient number of shares of Series C Preferred for issuance upon conversion of all of the outstanding Notes and a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Notes or all of the outstanding shares of Series C Preferred and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the amendments to the Certificate of Incorporation referred to in Section 2.1.B.;

           (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing;

           (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky filings and waivers of all preemptive rights and rights of first refusal);

        L.  Proceedings. All corporate and other proceedings taken or required
        --  -----------
to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

        M.  Amendment to Existing Purchase Agreements.  The right of first
        --  -----------------------------------------
refusal provisions in each of the Series A Purchase Agreement (as defined below), the Series B Purchase Agreement (as defined below) and the Purchase Agreement between the Company and the Persons listed on the Schedule of Purchasers attached thereto dated as of December 8, 1995, shall have been amended to be made consistent with the provisions contained in the this Agreement.

        N.  Expenses. The Company shall have reimbursed the Purchasers for the
        --  --------
fees and expenses of their special counsel as provided in Section 7.1.A. hereof.

      Section 2.2  Waiver of Conditions. Any condition specified in Section 2.1
      -----------  --------------------
may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by each Purchaser.

                                 ARTICLE III.

                                   COVENANTS

Section 3.1  Covenants.
-----------  ---------

        A.  Financial Statements and Other Information. The Company shall
        --  ------------------------------------------
deliver to each Purchaser (so long as such Purchaser holds any Underlying Common Stock) and to each holder of at least 5% of the Underlying Common Stock:

           (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the exclusion of footnote disclosure and normal year-end audit adjustments;

           (ii) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the exclusion of footnote disclosure and normal year-end audit adjustments;

           (iii) within 90 days after the end of each fiscal year, audited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance (as defined below) in existence or that there was any other default by the Company or any Subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiaries is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiaries exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

           (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

           (v) at least 30 days (but not more than 90 days) prior to the beginning of each fiscal year, (a) an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), (b) a five year strategic plan for the subsequent five fiscal years of the Company, and promptly upon preparation thereof any other significant budgets or plans prepared by the Company and any revisions of such annual or other budgets or five year strategic plan or other plans, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

           (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiaries (including the filing of any material litigation against the Company or any Subsidiaries or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

           (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

           (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3.1.A. may reasonably request.

     Each of the financial statements referred to in subparagraphs (i), (ii) and
(iii) shall fairly present the financial condition and results of operation as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole).

     Notwithstanding the foregoing, the provisions of this Section 3.1.A. (other than subparagraph (vii)) shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this Section 3.1.A., all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that, notwithstanding the foregoing, so long as any Notes or shares of Series C Preferred remains outstanding, the Company shall continue to deliver to each Purchaser (so long as such Purchaser holds any Underlying Common Stock) and to each holder of at least

5% of the Underlying Common Stock, the information specified in Section 3.1.A.(iii)(b) and Section 3.1.A.(vi).

     Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under Sections 3.1.A., 3.1.B., or 3.1.C. shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Person (i) may, to the extent required by law, disclose such information in connection with the sale or transfer or proposed sale or transfer of any Notes, Series C Preferred or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof, and (ii) may disclose such information to any partner, subsidiary, Affiliate (as defined below) or parent of such Person or to officers, directors or employees of the foregoing (provided that such persons are bound by confidentiality provisions similar to those described herein) for the purpose of evaluating its investment in the Company so long as such partner, subsidiary, Affiliate or parent or such officer, director or employee is advised of the confidential nature of the information.

     If a Purchaser is requested to disclose any of the confidential information, and that Purchaser is advised by counsel that it must disclose such information or else stand liable for contempt or other penalty or censure, that Purchaser will promptly notify the Company of such request so that the Company may seek a protective order or other appropriate remedy. Each Purchaser agrees to cooperate with the Company, at the Company's expense, in its efforts to obtain such remedies, but this provision will not be construed to require a Purchaser to undertake litigation or other legal proceedings. If such protective order or other remedy is not promptly obtained, any information that is required to be disclosed may be disclosed by such Purchaser pursuant to the advice of counsel.

     For purposes of this Agreement, "confidential information" shall not include (i) information that becomes publicly available (other than as result of a breach of this Section 3.1.), (ii) any information which a Purchaser is required to disclose under applicable law or regulation, including any regulation applying to any stock exchange in which it or its Affiliates' shares are listed, or as a result of an order or request of any competent judicial, governmental or other authority, or (iii) any information that a Purchaser can demonstrate was legally already in its possession prior to such Purchaser's receipt of such information from another party or the Company.

     For purposes of Sections 3.1.A., 3.1.B. and 3.1.C., the term "Purchaser" shall include any partner of a Purchaser who received Notes, shares of Series C Preferred or shares of Underlying Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

     For purposes of this Agreement and the Registration Agreement, all holdings of Series C Preferred and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Registration Agreement. "Affiliate" shall have the meaning set forth in Section 6.1 hereof and for purposes of meeting such threshold tests shall include Persons which have received distributions of securities from a partnership holding such securities.

B.  Inspection of Property . The Company shall permit any representatives
    ----------------------
designated by any Purchaser (so long as such Purchaser holds any Underlying Common Stock) or any holder of at least 5% of the Underlying Common Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

C.  Attendance at Board Meetings . The Company shall give each Purchaser (so
    ----------------------------
long as such Purchaser holds any Underlying Common Stock) and each holder of at least 5% of the Underlying Common Stock written notice of each meeting of its board of directors and each committee thereof at the same time and in the same manner as notice is given to the directors (which notice shall be confirmed in writing to each such Person) and the Company shall permit a representative of each such Person to attend, as an observer, all meetings of its board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Person's representative shall be given the opportunity to listen to such telephonic meetings; and provided, further, that the Company has the right to exclude such representatives from the entire meeting or portion thereof if attendance by the representative at such meeting or portion thereof or dissemination of such information would, in the reasonable determination of the board of directors, compromise or adversely affect the attorney-client privilege (on the basis of an opinion of counsel to the Company) or result in a conflict of interest situation. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall use its best efforts to give written notice thereof to each such Person at least two days prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

D.  Designation of Directors . The Company shall use its best efforts to cause
    ------------------------
the directors designated in the Stockholder Agreement to be elected to the board of directors of the Company.

E.  Restrictions.  So long as any of the Notes (or shares of Series C
    ------------
Preferred, as the case may be) remain outstanding, the Company shall not, without the consent of the holders of 75% of the Underlying Common Stock:

(i) directly or indirectly make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes except for a payment of interest, principal or premium, if any, at Stated Maturity; provided that if an Event of Default on the Notes (as defined therein) has occurred and is continuing, no such payment shall be made until such time as the Event of Default has been cured or waived by the holders of the Notes in accordance with their terms;

(ii) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities other than the Series C Preferred, the Series A Preferred or the Series B Preferred pursuant to the terms of the Certificate of Incorporation, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Series A Preferred, Series B Preferred or Common Stock;

(iii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiaries to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than the Series C Preferred, the Series A Preferred or the Series B Preferred pursuant to terms of the Certificate of Incorporation and except for repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors.

(iv) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than wireless communications and ancillary activities or, for the period commencing on the date hereof and ending nine months from the date hereof, enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than wireless communications and ancillary activities in Latin America;

(v) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would restrict the Company's ability to perform the provisions of this Agreement, the Stockholders Agreement, the Registration Agreement, the Deed of Charge, the Certificate of Incorporation or the Company's bylaws (including, without limitation, provisions relating to payment of dividends on and making redemptions of the Series C Preferred and provisions relating to the conversion of the Notes or Series C Preferred);

(vi) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation or the Company's bylaws;

(vii) except as contemplated by this Agreement and the Stockholders Agreement, change the authorized size of its board of directors;

(viii) increase the number of shares of Common Stock issuable pursuant to stock option plans or stock ownership plans above 9% of the aggregate number of shares of Common Stock, Underlying Common Stock and Common Stock issuable on conversion of the Series A Preferred and the Series B Preferred outstanding immediately after the Closing Date (as such number is proportionately adjusted for stock splits, combinations and dividends affecting the Common Stock and including all such employee stock options, other purchase rights and conversion rights outstanding on or before the Closing Date) (the "Authorized Management Stock"), otherwise amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing (the "Stock Option Agreements"), adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the Company's existing stock option and employee stock ownership plans and other than the repricing of options granted to certain executives of the Company prior to the date hereof as determined by the Board of Directors, which repricing shall not be below the Conversion Price for the Notes (as defined in the Notes);

(ix) use the proceeds from the sale of the Notes other than for general working capital purposes and for wireless communication activities or such other activities as may be approved by the board of directors; provided that no more than $500,000 of the proceeds from the sale of the Notes may be used by the Company, after the Closing, directly or indirectly in support of its existing United States operations;

(x) except as expressly contemplated by this Agreement and except for a Qualified Debt Offering (as defined in the Notes), authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any Indebtedness which is senior to or on parity with the Notes with respect to the payment of interest, principal or distributions upon liquidation or otherwise, (b) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features), (c) any equity securities (or any securities convertible into or exchangeable for any equity securities) which are senior to or on a parity with the Series C Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or (d) any additional shares of Series C Preferred.

F.  Additional Negative Covenants .  So long as any of the Notes (or shares of
--  -----------------------------
Series C Preferred, as the case may be) remain outstanding the Company shall not, without the consent of the holders of at least 75% of the Underlying Common
Stock:

(i) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary of the Company or its Subsidiaries);

(ii) (A) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of a material portion of its assets or substantially all of its assets in any transaction or series of related transactions, (B) sell or permanently dispose of any of its or any Subsidiary's Proprietary Rights, or (C) create, incur or assume or permit any Subsidiary to create, incur or assume, any Liens other than Permitted Liens on any material assets of the Company and its Subsidiaries; provided that (x) the covenants in subclause (A) above shall not restrict the sale or disposition of the Company's and its Subsidiary's U.S. wireless communications operations so long as such sale or disposition is approved by the Company's board of directors and (y) the covenant contained in this subclause (C) shall terminate on the occurrence of a Qualified Debt Offering (as defined in the Notes);

(iii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

(iv) make or permit any Subsidiary to make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or petition or apply to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commence any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction;

(v) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's Affiliates, except for arm's length arrangements on reasonable terms in the ordinary course of business; or

(vi) take any action which would adversely alter or change any of the rights, preferences or privileges of the Series C Preferred.

G.  Affirmative Covenants . So long as any Notes or shares of Series C Preferred
    ---------------------
remain outstanding, the Company shall, and shall cause each Subsidiary to (unless waived by the holders of 75% of the Underlying Common Stock);

(i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

(ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary and desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

(iii) pay and discharge when due and payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

(iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

(v) comply in all material respects with all applicable laws, rules and regulations of all governmental authorities;

(vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

(vii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

(viii) enter into and maintain nondisclosure and noncompete agreements with its key employees in the form approved by the board of directors.

H.  Compliance with Agreements. The Company shall perform and observe (i) all
    --------------------------
of its obligations to each holder of the Notes and shares of Series C Preferred and all of its obligations to each holder of the Underlying Common Stock set forth in the Notes, the Certificate of Incorporation and the Company's bylaws, and (ii) all of its obligations to each holder of Registrable Securities (as defined in the Registration Agreement) set forth in the Registration Agreement.

I.  Current Public Information. At all times after the Company has filed a
    --------------------------
registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act, the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulations hereunder adopted by the Securities and Exchange Commission, or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

J.  Reservation of Common Stock. The Company shall at all times reserve and
    ---------------------------
keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Notes and the Series C Preferred, such number of shares of Common Stock issuable upon the conversion of all outstanding Notes and all outstanding shares of Series C Preferred. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable laws or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

K.  Enforcement of Other Agreements. The Company shall enforce the provisions
    -------------------------------
of the Stock Option Agreements.

L.  Proprietary Rights. The Company shall, and shall cause each Subsidiary to,
    ------------------
possess and maintain all material Proprietary Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Proprietary Rights or which would infringe upon any rights of other Persons.

M.  Limited First Refusal Rights.
    ----------------------------

(i) Except for the issuance of Common Stock (a) to the Company's employees as contemplated by Section 3.1.E.(viii) hereof, (b) upon the conversion of the Notes, the Series C Preferred, the Series A Preferred and the Series B Preferred, (c) in connection with issuance to non-Affiliates of the Company performing services for the Company in exchange for consideration other than cash, (d) pursuant to a public offering registered under the Securities Act, (e) in connection with the acquisition of another business entity by the Company, (f) in connection with any stock split, stock dividend, or recapitalization or (g) to a lender or equipment lessor in connection with any loan or lease financing transaction, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each of the holders of Underlying Common Stock its "pro rata portion" of 75% of such stock or securities. A holder's "pro rata portion" shall equal the quotient determined by dividing (1) the number of shares of Common Stock and Underlying Common Stock held by each such holder by (2) the sum of the total number of shares of Underlying Common Stock and Common Stock held by all holders of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

(ii) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

(iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this subparagraph.

(iv) The rights under this Section 3.1.M. shall terminate upon the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to an offering of Common Stock by the Company with aggregate proceeds to the Company (less underwriting discounts and commissions) of at least $20,000,000 and a price per share of at least $6.00 (as adjusted for stock splits, reverse stock splits, and similar recapitalizations); provided that if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this paragraph shall remain in effect.

        (v) For purposes of this Section 3.1.M., the definition of "Underlying Common Stock" shall also include the Common Stock issued or issuable upon conversion of the Series A Preferred and the Series B Preferred.

N.  Unrelated Taxable Income . Any gross income derived by the Purchasers from
    ------------------------
the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income.

O.  Investments in United States Real Property Interests . The Company's capital
    ----------------------------------------------------
stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code. The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) since the date of its incorporation. The Company shall use its best efforts to ensure that it does not at any time in the future become a United States real property holding corporation. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Purchaser of such status.

P.  Stockholder Meetings .  The holders of 51% of the Underlying Common Stock
    --------------------
shall have the right to request that the Company call a special meeting of the stockholders of the Company. Promptly (and, in any event, within 15 days) upon receipt by the Company of such a request from the requisite number of holders of Underlying Common Stock, the Company shall send notice of such special meeting of stockholders to all stockholders of the Company, specifying the purpose of the special meeting of stockholders. Any such special meeting of stockholders of the Company shall be held within 30 days of the mailing of such notice of meeting.

Q.  Return of Interest and Dividends .  Each Purchaser covenants and agrees
    --------------------------------
that, if the Company effects a Qualified Public Offering (as defined in the Company's Certificate of Incorporation) prior to the third anniversary of the date of this Agreement (the "Effective Period"), it will promptly (and within 7 days of the receipt by the Purchaser of notice from the Company) return all interest paid by the Company in respect of the Notes (whether paid in cash or in Additional Notes (as defined in the Notes)) and all dividends paid by the Company in respect of the Series C Preferred (whether paid in cash or in shares of Series C Preferred) on receipt of such notice.

R.  Transfer of Notes and Series C Preferred .  Each Purchaser covenants and
    ----------------------------------------
agrees that during the Effective Period, no transfer of any Note or shares of Series C Preferred may be made by such holder unless such holder also transfers any Additional Notes (as defined in the Notes) issued as interest on the Notes or any shares of Series C Preferred issued as dividends on shares of Series C Preferred held by such holder.

                                  ARTICLE IV.
                             TRANSFER RESTRICTIONS

Section 4.1  Transfer of Restricted Securities.
             ---------------------------------

A.  Exceptions to Transfer Restrictions. Restricted Securities are transferable
    -----------------------------------
pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available and (c) subject to the conditions specified in
Section 4.1.B. below, any other legally available means of transfer.

B.  Legend Removal. In connection with the transfer of any Restricted
    --------------
Securities (other than a transfer described in Section 4.1.A.(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new notes or certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7.1.C.(ii). If the Company is not required to deliver new Notes or certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Article IV and Section 7.1.C.

                                   ARTICLE V.
                         REPRESENTATION AND WARRANTIES

Section 5.1  Representations and Warranties of the Company.  As a material
             ---------------------------------------------
inducement to the Purchasers to enter into this Agreement and to purchase the Notes, the Company hereby represents and warrants that:

A.  Organization and Corporate Power. The Company is a corporation duly
    --------------------------------
organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's constituent documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

B.   Capital Stock and Related Matters.
     ---------------------------------

(i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) seventeen million four hundred thousand (17,400,000) shares of preferred stock, of which three hundred and fifty two
(352) shares shall be designated as Series A Preferred (all of which shall be issued and outstanding), six million three hundred ninety-nine thousand six hundred forty eight (6,399,648) shares will be designated as Series B Preferred (five million seven hundred and seventy six thousand eight hundred and nineteen (5,776,819) of which will be issued and outstanding) and eleven million (11,000,000) shares shall be designated as Series C Preferred (none of which will be issued and outstanding) and (b) twenty nine million one hundred thousand (29,100,000) shares of Common Stock, of which three million five hundred and two thousand five hundred (3,502,500) shares shall be issued and outstanding, twenty three million two hundred and forty seven thousand four hundred and sixty four (23,247,464) shares shall be reserved for issuance upon conversion of the Notes, the Series C Preferred, the Series A Preferred and the Series B Preferred, and two million three hundred and seven thousand nine hundred and seventy two (2,307,972) shares shall be reserved for issuance pursuant to stock option plans. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, except for the Notes, the Series C Preferred, Series A Preferred, the Series B Preferred, and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule, except in respect of the Notes and except pursuant to the Certificate of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

(ii) Except as set forth in (a) the Purchase Agreement dated November 22, 1996 between the Company and the holders of the Series B Preferred (as amended to the date hereof, the "Series B Purchase Agreement"), (b) the Registration

Agreement, (c) the Stockholders Agreement, (d) the Purchase Agreement dated June 27, 1996 between the Company and the holders of the Series A Preferred (as amended to the date hereof, the "Series A Purchase Agreement") and (e) the Company's existing certificate of incorporation, all of which have been waived, there are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Notes hereunder, the issuance of the Series C Preferred or the issuance of any series of capital stock of the Company. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Notes hereunder does not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement, the Amended and Restated Initial Stockholders Agreement dated June 27, 1996 between the Company and certain of its stockholders, and the stock option agreements set forth on the Capitalization Schedule.

                (iii) Except as set forth in the Amended and Restated Registration Agreement dated November 22, 1996 between the Company and certain of the Purchasers, which will be superseded by the Registration Agreement, the Company is not under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued.

C.  Subsidiaries; Investments. The attached "Subsidiary Schedule" correctly
    -------------------------
sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of each Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole. Except as set forth on the Subsidiary Schedule, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any lien, charge or encumbrance. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

D.  Authorization; No Breach. The execution, delivery and performance of this
    ------------------------
Agreement, the Registration Agreement, the Stockholders Agreement, the Notes, the Deed of Charge and all other agreements contemplated by this Agreement to which the Company is a party and the filing of the amendment and restatement of the Certificate of Incorporation have been duly authorized by the Company. This Agreement, the Registration Agreement, the Stockholders Agreement, the Deed of

Charge, the Notes, the Certificate of Incorporation and all other agreements contemplated by this Agreement each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on the attached "Restriction Schedule," the execution and delivery by the Company of this Agreement, the Registration Agreement, the Stockholders Agreement, the Deed of Charge, and all other agreements contemplated by this Agreement to which the Company is a party, the offering, sale and issuance of the Notes hereunder, the issuance of the Series C Preferred or the Common Stock upon conversion of the Notes or the Series C Preferred, as the case may be, the filing of the amendment and restatement of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligations under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or the bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any material agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries is subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

E.  Financial Statements . Attached hereto as the "Financial Statements
    --------------------
Schedule" are the following financial statements:

    (i) the audited consolidated balance sheet, statement of operations, statement of mandatorily redeemable, convertible preferred stock and stockholders equity and cash flows of the Company and its Subsidiaries for the period from inception (October 6, 1995) to December 31, 1995 and as of December 31, 1996, for the twelve-month period then ended; and

    (ii) the unaudited consolidated balance sheet and statement of operations of the Company and its Subsidiaries as of July 31, 1997 (the "Latest Balance Sheet") and for the seven-month period then ended.

     Each of the foregoing financial statements (including in all cases the notes thereto, if any) fairly presents the financial condition and results of operations at the dates and for the periods indicated, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries, taken as a whole).

F.  Absence of Undisclosed Liabilities. Except as set forth on the attached
    ----------------------------------
"Liabilities Schedule," the Company and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business which are not material individually or in the aggregate (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations (including liabilities and obligations under executory contracts) expressly disclosed in the other Schedules to this Agreement and (iv) liabilities under executory contracts not required to be disclosed on the Contracts Schedule, which are not material individually or in the aggregate.

G.  No Material Adverse Change. Since the date of the Latest Balance Sheet,
    --------------------------
there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries, taken as a whole, except as set forth on the attached "Adverse Change Schedule."

H.  Absence of Certain Developments.
    -------------------------------

        (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Development Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has:

                (a) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

                (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                (c) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

        (e) mortgaged or pledged any of its properties or assets or subjected them to any material lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

        (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

        (g) sold, assigned or transferred any Proprietary Rights or other intangible assets, or disclosed any proprietary confidential information to any Person;

        (h) suffered any extraordinary losses or waived any right of material value, whether or not in the ordinary course of business or consistent with past practice;

        (i) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

        (j) entered into any other material transaction, whether or not in the ordinary course of business;

        (k) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $250,000 in the aggregate;

        (l)  made any charitable contributions or pledges;

        (m) suffered any damage, destruction or casualty loss exceeding in the aggregate $250,000, whether or not covered by insurance; or

        (n) made any Investment in or taken steps to incorporate any Subsidiary;

        (o) received any notice of the loss of a material service order in excess of $100,000 or the loss of a major customer with service orders in excess of $100,000 annually; or

        (p)  entered into an agreement or commitment to do any of the foregoing.

   (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

I.  Assets. Except as set forth on the "Assets Schedule," the Company and each
    ------
Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all materials respects and are fit for use in the ordinary course of business.

J.  Tax Matters. Except as set forth in the attached "Taxes Schedule," the
    -----------
Company and each Subsidiary have filed all tax returns which they are required to file; all such returns are true and correct in all material respects; the Company and each Subsidiary have in all respects paid all taxes owed by them and withheld and paid over all taxes which they are obligated to withhold from amounts owing to any employee, creditor or third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and the federal income tax returns of the Company and its Subsidiaries have not been audited.

K.  Contracts and Commitments.
    -------------------------

        (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," as of the Closing, neither the Company nor any Subsidiary is a party to any written or oral:

                (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

                (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or affiliates;

                (c) contract under which the Company or a Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

                (d) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company and its Subsidiaries;

                (e)  guarantee of any obligation;

                (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

        (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

        (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $150,000;

        (i) assignment, license, indemnification or agreement with respect to any Proprietary Rights or other intangible property;

        (j) warranty agreement with respect to its services rendered or its products sold or leased;

        (k) agreements under which it has granted any Person any registration rights (including piggyback rights) other than the Registration Agreement;

        (l) contract, agreement or other arrangement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee except employment agreements terminable at will;

        (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

        (n) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $150,000 annually; and

        (o) any loan agreement with or guarantee to any employee, officer or director of the Company.

(ii) The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract or commitment required to be set forth on the "Contracts Schedule" (each, a "Material Contract"); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any Material Contract, to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; and neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any Material Contract or commitment to which it is a party.

(iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written Material Contracts and an accurate description of the oral Material Contracts which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

        (iv) Except as set forth on the Contracts Schedule, since the Latest Balance Sheet, there have been no material changes in any employment agreement or compensation arrangement between the Company and its employees.

L.  Proprietary Rights. The attached "Proprietary Rights Schedule" contains a
    ------------------
complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company or any Subsidiary, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company or any Subsidiary, (iii) all unregistered trade names and corporate names owned or used by the Company and its Subsidiaries and (iv) all unregistered trademarks, service marks and copyrights and computer software which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Proprietary Rights. The Company or one of its Subsidiaries owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. The loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all necessary actions to maintain and protect the Proprietary Rights which they own and use. To the best of the Company's knowledge, the owners of any Proprietary Rights licensed to the Company or any Subsidiary have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Proprietary Rights Schedule, (i) the Company and its Subsidiaries own all right, title, and interest in and to all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the businesses of the Company and its Subsidiaries, (ii) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such rights, and, to the best of the Company's knowledge, there are no grounds for the same, (iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others, and (iv) the conduct of the Company's and each Subsidiary's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company or any Subsidiary have not been infringed or misappropriated by other Persons.

M.  Litigation, etc. Except as set forth on the attached "Litigation Schedule,"
    ---------------
there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiry as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency. Neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

N.  Brokers . Except as set forth on the attached "Brokerage Schedule," there
    -------
are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

O.  Governmental Consent, etc . Except as set forth on the attached "Consents
    -------------------------
Schedule," no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the Consents Schedule.

P.  Insurance . The attached "Insurance Schedule" contains a description of each
    ---------
insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business.

Q.  Employees and ERISA .
    -------------------

        (i) The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it or any Subsidiary has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances).

                (ii) Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees, copies of which have been provided to special counsel for the Purchasers.

                (iii) Neither the Company nor any Subsidiary presently maintains or contributes to, or ever has maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service ("IRS") Form 5500, and neither the Company nor any Subsidiary presently contributes to or ever has contributed to any "multiemployer plan," as such term is defined in
Section 3 of ERISA.

                (iv) Attached as Exhibit G is a true and complete copy of the Company's 1996 Stock Option Plan, and forms of Notice of Exercise and Early Exercise Stock Purchase Agreement.

        R.  Compliance with Laws. Except as set forth on the attached
            --------------------
"Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor the Subsidiary is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

        S.  Affiliated Transactions. Except as described in this Agreement or as
            -----------------------
set forth on the attached "Affiliated Transactions Schedule," no officer, director or stockholder of the Company or any Subsidiary or any Person related by blood or marriage to any such Person or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

        T.  Disclosure. Neither this Agreement nor any of the schedules,
            ----------
attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

U.  Disqualified Persons . The Company has reviewed the attached "List of
--  --------------------
Disqualified Persons" dated as of October 1, 1996. None of the persons listed on the "List of Disqualified Persons" attached as Exhibit H has any direct or indirect holdings (included expected holdings after the sale of the Notes) in the Company.

V.  Securities Compliance .  Assuming (i) that the representations and
--  ---------------------
warranties of the Purchasers set forth in Section 7.1.C. are true, and (ii) that the Purchasers comply with the covenants set forth in Section 7.1.C., the purchase and sale of the Notes pursuant to this Agreement are exempt from the registration requirements of the Securities Act.

W.  Licenses .  The "Licenses Schedule" sets forth a list of the licenses held
--  --------
by the Company in connection with 800 and 900 MHZ spectrum for use in connection with specialized mobile radio ("SMR") or paging, as the case may be (the "Licenses"). Each of the Licenses is currently in full force and effect.

X.  Closing Date . The representations and warranties of the Company contained
--  ------------
in this Section 5.1 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of each Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

                                  ARTICLE VI.

                                  DEFINITIONS

Section 6.1  Definitions .  For purposes of this Agreement, the following terms
-----------  -----------                                                  -----
have the meanings set forth below:

     "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

     "Event of Noncompliance" means an event that with notice or the passage of time would cause an event of default under the Notes.

     "Indebtedness" means all indebtedness for borrowed money (including purchase money obligations), all indebtedness under revolving credit arrangements, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     "Latin America" means the countries of South America, Central America, the Caribbean and the Republic of Mexico.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Officer's Certificate" means a certificate signed by the Company's chief executive officer, president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Permitted Liens" means, without duplication, each of the following:

     (i)        Liens in favor of the Company or any of its Subsidiaries;

     (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that the fair market value of such property is equal to or greater than the amount of such Liens and that the Indebtedness relating to such Lien was not created in contemplation of the transaction in question;

     (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that the fair market value of such property is equal to or greater than the amount of such Liens and that the Indebtedness relating to such Lien was not created in contemplation of the transaction in question;

     (iv)       Liens existing on the date of this Agreement;

     (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (vi) Liens securing obligations under governmental licenses, concessions or other authorizations;

     (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

        (viii) Liens securing Indebtedness incurred pursuant to a Qualified Debt Offering;

        (ix)    Liens securing Indebtedness of equipment vendors; and

        (x) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $750,000 at any one time outstanding.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Proprietary Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Restricted Securities" means (i) the Notes issued hereunder, (ii) the Series C Preferred or the Common Stock issued upon conversion of the Notes;
(iii) the Common Stock issued upon conversion of the Series C Preferred and (iv) any securities issued with respect to the securities referred to in clauses (i),
(ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new notes or certificates for them not bearing the Securities Act legend set forth in Section 7.1.C.(ii) have been delivered by the Company in accordance with Section 4.1. Whenever any particular securities cease to be

Restricted Securities, the holder thereof shall be entitled to like tenor not bearing a Securities Act legend of the character set forth in Section 7.1.C.(ii).

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Notes or the Series C Preferred and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Notes or shares of Series C Preferred shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Notes or the shares of Series C Preferred in connection with the transfer thereof or otherwise, regardless of any restriction or limitation on the conversion of the Notes or the shares of Series C Preferred. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).


                                  ARTICLE VII.
                                 MISCELLANEOUS

Section 7.1  Miscellaneous.
             -------------

A.  Expenses. The Company agrees to pay, and hold each Purchaser and all
    --------
holders of Notes, shares of Series C Preferred and shares of Underlying Common Stock harmless against liability for the payment of (i) the reasonable out-of-pocket expenses of the Purchasers incurred in connection with the transactions contemplated hereby, including due diligence, (ii) the preparation and negotiation of this Agreement and the agreements contemplated hereby, and the fees and expenses of special counsel to the Purchaser (which shall not exceed $45,000) arising in connection with negotiation and execution of this Agreement, which shall be payable at the Closing, (iii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Certificate of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Notes or shares of Series C Preferred or any shares of Common Stock issuable upon conversion of the Notes and the Series C Preferred, (v) the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, and (vi) the reasonable fees and expenses incurred at the request of the Company by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

B.  Remedies.
    --------

        (i) Each holder of Notes, Series C Preferred and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Notes and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

        (ii) The Company agrees to indemnify and hold the Purchasers, their officers, directors, and Affiliates harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which such Purchasers may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement, the Notes, the Certificate of Incorporation or the other agreements contemplated hereby.

C.  Purchaser's Investment Representations'. Each Purchaser, as to itself only,
    --------------------------------------
hereby represents that:

                (i) it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act;

                (ii) it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4.1 hereof. Each note or certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on October 3, 1997, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented are subject to the conditions specified in the Purchase Agreement, dated as of October 3, 1997 between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

                (iii) it understands that it must bear the economic risk of the investment in the Restricted Securities for an indefinite period of time because the Restricted Securities have not been registered under the Securities Act and applicable state securities laws and therefore cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available; and

                (iv) the execution, delivery and performance by such Purchaser of this Agreement and all other agreements to which such Purchaser is a party have been duly authorized by such Purchaser and each constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms.

D.  Treatment of the Series C Preferred.  The Company covenants and agrees that
    -----------------------------------
so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock (i) it shall treat all distributions paid by it on the Series C Preferred as non-deductible dividends on all of its tax returns and (ii) it shall treat the Series C Preferred as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Series C Preferred as dividends on preferred stock in such statements and reports.

E.  Consent to Amendments. Except as otherwise expressly provided herein, the
    ---------------------
provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of 75% of the Underlying Common Stock; provided that if there is no Series C Preferred outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of 75% of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Notes, Series C Preferred or Underlying Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Notes, shares of Series C Preferred or shares of Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Notes, Series C Preferred or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder of Notes, Series C Preferred or Underlying Common Stock granting its consent hereunder equivalent consideration computed on a pro rata basis.
                            --------

F.  Survival of Representations and Warranties. All representations and
    ------------------------------------------
warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

G.  Successors and Assigns. Except as otherwise expressly provided herein, all
    ----------------------
covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Notes, Series C Preferred or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Note, Series C Preferred or such Underlying Common Stock.

H.  Severability. Whenever possible, each provision of this Agreement shall be
    ------------
interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

I.  Counterparts ; Facsimile. This Agreement may be executed simultaneously in
    ------------------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile.

J.  Descriptive Headings; Interpretation. The descriptive headings of this
    ------------------------------------
Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

K.  Governing Law. The corporate laws of the State of Delaware shall govern all
    -------------
issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of the State of Colorado.

L.  Notices. All notices, demands or other communications to be given or
    -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address listed below:

          Centennial Communications Corp.
          1610 Wynkoop, Suite 300
          Denver, CO 80202
          Attention:  Chief Executive Officer

          with a copy to:

          Holland & Hart LLP
          555 Seventeenth Street
          Suite 3200
          Denver, CO  80202
          Attention:  Michael S. Quinn

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

M.  Integration.  This Agreement, together with the Stockholders Agreement, the
    -----------
Registration Agreement, the Notes, the Certificate of Incorporation and the Deed of Charge constitutes the entire agreement between the Company and the Purchasers with respect to the subject matter covered hereby and thereby and supersedes all prior or contemporaneous oral or written agreements, arrangements or understandings. By execution of this Agreement, the Company and the Purchasers who are parties to the Loan Agreement hereby acknowledge and agree that the Loan Agreement is hereby terminated and of no further force and effect.

N.  Understanding Among the Purchasers . The determination of each Purchaser to
    ----------------------------------
purchase the Notes pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

                           *  *  *  *  *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date set forth in the first paragraph hereof.

                              CENTENNIAL COMMUNICATIONS CORP.

                              By:  /s/ Michael Simkin
                                   ------------------
                              Name: Michael Simkin
                                   ------------------
                              Title:   CEO
                                    -----------------


                              THE ROMAN ARCH FUND, L.P.

                              By:  /s/ Robert William
                                   ------------------
                              Name:   Robert William
                                   ------------------
                              Title:     MD
                                    -----------------


                              THE ROMAN ARCH FUND II, L.P.

                              By:  /s/ Robert William
                                   ------------------
                              Name:   Robert William
                                   ------------------
                              Title:     MD
                                    -----------------


                              PRUDENTIAL BACHE CAPITAL
                              PARTNERS II, L.P.

                              By:
                                   ------------------
                              Name:
                                   ------------------
                              Title:
                                    -----------------

                              PRUDENTIAL SECURITIES INCORPORATED

                              By:  /s/ George Alex
                                   ------------------
                              Name:    George Alex
                                   ------------------
                              Title:Managing Director
                                    -----------------

                              CENTENNIAL FUND IV, L.P.
                              By:  Centennial Holdings, IV, L.P.
                              Its:  General Partner

                              By:  /s/ Adam Goldman
                                   ------------------
                              Name:    Adam Goldman
                                   ------------------
                              Title: General Partner
                                    -----------------

                              TELECOM PARTNERS, L.P.

                              By:  /s/ Stephen W. Schovee
                                   ----------------------
                              Title:  Managing Member of the General
                                      Partner

                              CENTENNIAL ENTREPRENEURS FUND V, L.P.

                              By:  Centennial Holdings V, L.P.
                              Its:  General Partner

                              By:  /s/ Adam Goldman
                                   ------------------
                              Name:    Adam Goldman
                                   ------------------
                              Title: General Partner
                                    -----------------

                              CENTENNIAL FUND V, L.P.

                              By:  Centennial Holdings V, L.P.
                              Its:  General Partner

                              By:  /s/ Adam Goldman
                                   -------------------
                              Name:    Adam Goldman
                                   -------------------
                              Title:  General Partner
                                    ------------------

                              MGVF II, LTD.

                              By:  /s/ [illegible signature]
                                   -------------------------
                                    General Partner

                              CREST FUNDING PARTNERS, L.P.
                              By: Crest Partners (I) LLC, Its: General Partner

                              By:  /s/ William W. Sprague
                                   ----------------------
                              Name:    William w. Sprague
                                   ----------------------
                              Title:   Managing Member
                                    ---------------------

                              TRAILHEAD VENTURES, L.P.
                              By:  Wind River Partners

                              By:  /s/ [illegible signature
                                   ------------------------
                              Name:
                                   ------------------------
                              Title: General Partner


                              BOULDER VENTURES, L.P.

                              By:  /s/ Kyle Lefkoff
                                   ------------------------
                              Name:    Kyle Lefkoff
                                   ------------------------
                              Title:    Partner
                                    -----------------------


                              /s/ William Elsner
                              -----------------------------
                              William Elsner

                              /s/ Robert McKenzie
                              -----------------------------
                              Robert McKenzie

                              CENTENNIAL HOLDINGS, INC.

                              By:  /s/ Adam Goldman
                                   ------------------------
                              Name:    Adam Goldman
                                   ------------------------
                              Title:    Sr. Vice President
                                    -----------------------

                              CENTENNIAL HOLDINGS I, LLC

                              By:  /s/ Adam Goldman
                                   ------------------------
                              Name:    Adam Goldman
                                   ------------------------
                              Title: Sr. Vice President of Centennial
                                    -----------------------------------
                                    Holdings, Inc., its Managing Member
                                    -----------------------------------


                              CREST SMR, L.L.C.

                              By:  CREST PARTNERS (I) LLC
                              Its:  Managing Member

                              By:  /s/ William W. Sprague
                                   ------------------------
                              Name:    William W. Sprague
                                   ------------------------
                              Title:    Managing Member
                                    -----------------------

                              KYLE LEFKOFF*

                              By:  /s/ Kyle Lefkoff
                                   -----------------------------------------
                                      *as attorney in fact for the following
                                      Purchasers:
                                      Larry Macks
                                      Jurassic Ltd.
                                      Josh Fidler
                                      Morty Macks
                                      Will's Wei Corp.
                                      Robert Lemle
                                      Caruthers Family LLC
                                      Tim Snipes
                                      Ramer 1990 Living Trust
                                      Groupe Schneider Securities
                                      JLS LLC
                                      Doug Ramer
                                      Trisun Financial, LLC
                                      Eric Becker
                                      Slade, Inc.
                                      250 Venture Capital Associates

                              BANCBOSTON VENTURES INC.

                              By:  /s/ Lars A. Swanson
                                   ------------------------
                              Name:    Lars A Swanson
                                   ------------------------
                              Title:    Vice President
                                    -----------------------

                              /s/ Ed Flanders
                              -----------------------------
                              Ed Flanders

                              /s/ Barbara Vonderheid
                              -----------------------------
                              Barbara Vonderheid

                              /s/ Fred Gallart
                              -----------------------------
                              Fred Gallart

                              /s/ Karl Maier
                              -----------------------------
                              Karl Maier

                              /s/ Matt Zuschlag
                              -----------------------------
                              Matt Zuschlag

                              /s/ Anne Haas
                              -----------------------------
                              Anne Haas

                              /s/ Bernard Dvorak
                              -----------------------------
                              Bernard Dvorak

                              /s/ Michael Simkin
                              ------------------------------
                              Michael Simkin

                               TABLE OF CONTENTS

Article I. PURCHASE AND SALE...........................................................................1

  Section 1.1 Authorization and Closing................................................................1

           A. Authorization of the Notes...............................................................1

           B. Purchase and Sale of the Notes...........................................................1

           C. The Closing..............................................................................1

Article II. CONDITIONS TO CLOSING......................................................................2

  Section 2.1 Conditions of Each Purchaser's Obligations at the Closing................................2

           A. Representations and Warranties...........................................................2

           B. Amended and Restated Certificate of Incorporation........................................2

           C. Registration Agreement...................................................................2

           D. Stockholders Agreement...................................................................2

           E. Sale of the Notes to Each Purchaser......................................................2

           F. Blue Sky Clearances......................................................................3

           G. Disqualified Persons.....................................................................3

           H. Opinion of the Company's Counsels........................................................3

           I. Deed of Charge...........................................................................3

           J. Board Appointment........................................................................3

           K. Closing Documents........................................................................3

           L. Proceedings..............................................................................4

           M. Amendment to Existing Purchase Agreements................................................4

           N. Expenses.................................................................................4

  Section 2.2 Waiver of Conditions.....................................................................4

Article III. COVENANTS.................................................................................4


Section 3.1 Covenants............................................................................. 4

            A. Financial Statements and Other Information......................................... 4

            B. Inspection of Property............................................................. 8

            C. Attendance at Board Meetings....................................................... 8

            D. Designation of Directors........................................................... 8

            E. Restrictions....................................................................... 9

            F. Additional Negative Covenants......................................................10

            G. Affirmative Covenants..............................................................11

            H. Compliance with Agreements.........................................................12

            I. Current Public Information.........................................................13

            J. Reservation of Common Stock........................................................13

            K. Enforcement of Other Agreements....................................................13

            L. Proprietary Rights.................................................................13

            M. Limited First Refusal Rights.......................................................13

            N. Unrelated Taxable Income...........................................................15

            O. Investments in United States Real Property Interests...............................15

            P. Stockholder Meetings...............................................................15

            Q. Return of Interest and Dividends...................................................15

            R. Transfer of Notes and Series C Preferred...........................................15

Article IV. TRANSFER RESTRICTIONS.................................................................16

Section 4.1 Transfer of Restricted Securities.....................................................16

            A. Exceptions to Transfer Restrictions................................................16

            B. Legend Removal.....................................................................16

Article V.  REPRESENTATION AND WARRANTIES.........................................................16

Section 5.1 Representations and Warranties of the Company.........................................16


           A. Organization and Corporate Power..............................................16

           B. Capital Stock and Related Matters.............................................17

           C. Subsidiaries; Investments.....................................................18

           D. Authorization; No Breach......................................................18

           E. Financial Statements..........................................................19

           F. Absence of Undisclosed Liabilities............................................20

           G. No Material Adverse Change....................................................20

           H. Absence of Certain Developments...............................................20

           I. Assets........................................................................21

           J. Tax Matters...................................................................22

           K. Contracts and Commitments.....................................................22

           L. Proprietary Rights............................................................24

           M. Litigation, etc...............................................................24

           N. Brokers.......................................................................25

           O. Governmental Consent, etc.....................................................25

           P. Insurance.....................................................................25

           Q. Employees and ERISA...........................................................25

           R. Compliance with Laws..........................................................26

           S. Affiliated Transactions.......................................................26

           T. Disclosure....................................................................26

           U. Disqualified Persons..........................................................27

           V. Securities Compliance.........................................................27

           W. Licenses......................................................................27

           X. Closing Date..................................................................27

Article VI. DEFINITIONS.....................................................................27


  Section 6.1 Definitions...............................................................27

Article VII. MISCELLANEOUS..............................................................31

  Section 7.1 Miscellaneous.............................................................31

           A. Expenses..................................................................31

           B. Remedies..................................................................31

           C. Purchaser's Investment Representations....................................32

           D. Treatment of the Series C Preferred.......................................32

           E. Consent to Amendments.....................................................33

           F. Survival of Representations and Warranties................................33

           G. Successors and Assigns....................................................33

           H. Severability..............................................................33

           I. Counterparts..............................................................34

           J. Descriptive Headings; Interpretation......................................34

           K. Governing Law.............................................................34

           L. Notices...................................................................34

           M. Integration...............................................................34

           N. Understanding Among the Purchasers........................................35


                               LIST OF EXHIBITS

Exhibit A  Form of Senior Secured Note
Exhibit B  Certificate of Incorporation
Exhibit C  Registration Agreement
Exhibit D  Stockholders Agreement
Exhibit E  Opinions of Counsel
Exhibit F  Deed  of Charge
Exhibit G  Stock Option Agreements
Exhibit H  List of Disqualified Persons

                             SCHEDULE OF PURCHASERS





NAME AND ADDRESS                      AGGREGATE              INITIAL UNDERLYING
----------------                      ---------              ------------------
                                      PRINCIPAL AMOUNT       NUMBER OF SHARES
                                      ----------------       ----------------
                                      OF NOTES*              OF SERIES C
                                      ---------              -----------
                                                             PREFERRED
                                                             ---------

Telecom Partners, L.P.                1,022,841              705,408
1428 15th Street
Denver, CO  80202

Centennial Holdings, Inc.             82,698                 57,033
1428 15th Street
Denver, CO  80202

Centennial Entrepreneurs Fund V,      54,321                 37,463
 L.P.
1428 15th Street
Denver, CO 80202

Robert McKenzie                       32,183                 22,195
60 Kearney Street
Denver CO  80220

Trailhead Ventures, L.P.              429,343                296,099
730 17th Street, Suite 690
Denver, CO  80202

Boulder Ventures, L.P.                119,668                82,530
Suite 301
1634 Walnut Street
Boulder, CO  80202

Crest SMR, L.L.C.                     339,335                234,024
320 Park Avenue, 17th Floor
New York, NY 10022

Jurassic Ltd.                         4,954                  3,416
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302


* Asterisk indicates that all or a portion of the purchase price is being made through the application of Outstanding Amounts owed to such Purchaser by the Company.

NAME AND ADDRESS                   AGGREGATE              INITIAL UNDERLYING
----------------                   ---------              ------------------
                                   PRINCIPAL AMOUNT       NUMBER OF SHARES
                                   ----------------       ----------------
                                   OF NOTES*              OF SERIES C
                                   ---------              -----------
                                                          PREFERRED
                                                          ---------
Morton J. Macks                    6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Centennial Holdings I, LLC         59,139                 40,786
1428 15th Street
Denver, CO 80202

Robert Lemle                       6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Tim Snipes                         3,440                  2,372
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Groupe Schneider Securities        5,504                  3,796
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Doug Ramer                         3,440                  2,372
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Eric Becker                        6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

250 Venture Capital Assoc.         4,128                  2,847
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302


* Asterisk indicates that all or a portion of the purchase price is being made through the application of Outstanding Amounts owed to such Purchaser by the Company.

NAME AND ADDRESS                   AGGREGATE              INITIAL UNDERLYING
----------------                   ---------              ------------------
                                   PRINCIPAL AMOUNT       NUMBER OF SHARES
                                   ----------------       ----------------
                                   OF NOTES*              OF SERIES C
                                   ---------              -----------
                                                          PREFERRED
                                                          ---------

Bernard Dvorak                     6,838                  4,716
1610 Wynkoop, Suite 300
Denver, CO  80202

Barbara Vonderheid                 2,883                  1,988
1610 Wynkoop, Suite 300
Denver, CO  80202

Matt Zuschlag                      709                    489
1600 Wynkoop, Suite 300
Denver, CO  80202

Karl Maier                         602                    415
1610 Wynkoop, Suite 300
Denver, CO  80202

Centennial Fund IV, L.P.           1,123,834                775,058
1428 15th Street
Denver, CO  80202

Centennial Fund V, L.P.            1,756,217              1,211,184
1428 15th Street
Denver, CO  80202

William Elsner                     95,958                 66,178
83 Glenmoor Place
Englewood, CO  80110

MGVF II, Ltd.                      219,718                151,530
2400 Banc One Center
910 Travis Street
Houston, TX  77002

Crest Funding Partners, L.P.       354,601                244,552
320 Park Avenue, 17th Floor
New York, NY 10022


* Asterisk indicates that all or a portion of the purchase price is being made through the application of Outstanding Amounts owed to such Purchaser by the Company.

NAME AND ADDRESS                   AGGREGATE              INITIAL UNDERLYING
----------------                   ---------              ------------------
                                   PRINCIPAL AMOUNT       NUMBER OF SHARES
                                   ----------------       ----------------
                                   OF NOTES*              OF SERIES C
                                   ---------              -----------
                                                          PREFERRED
                                                          ---------

Larry Macks                        6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Josh Fidler                        6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Will's Wei Corp.                   6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Caruthers Family LLC               6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Ramer 1990 Living Trust            6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

JLS LLC                            4,128                  2,847
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

Trisun Financial, LLC              6,880                  4,745
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302


* Asterisk indicates that all or a portion of the purchase price is being made through the application of Outstanding Amounts owed to such Purchaser by the Company.

NAME AND ADDRESS                   AGGREGATE              INITIAL UNDERLYING
----------------                   ---------              ------------------
                                   PRINCIPAL AMOUNT       NUMBER OF SHARES
                                   ----------------       ----------------
                                   OF NOTES*              OF SERIES C
                                   ---------              -----------
                                                          PREFERRED
                                                          ---------


Slade, Inc.                        3,440                  2,372
c/o Kyle Lefkoff
1634 Walnut St., Suite 301
Boulder, CO 80302

BancBoston Ventures Incorporated   278,300                191,931
100 Federal St., 32nd Floor
Boston MA 02110

Ed Flanders                        2,079                  1,434
12150 E. Briarwood Ave., Suite
 145
Englewood, CO  80112

Fred Gallart                       798                    550
1610 Wynkoop, Suite 300
Denver, CO  80202

Anne Haas                          410                    283
1610 Wynkoop, Suite 300
Denver, CO  80202

Prudential Securities              4,500,000              3,103,448
 Incorporated
One New York Plaza
18th Floor
New York, NY 10292-2018

The Roman Arch Fund, L.P.          300,000                206,897
One New York Plaza
18th Floor
New York, NY 10292-2018

The Roman Arch Fund II, L.P.       200,000                137,931
One New York Plaza
18th Floor
New York, NY  10292-2018


* Asterisk indicates that all or a portion of the purchase price is being made through the application of Outstanding Amounts owed to such Purchaser by the Company.

NAME AND ADDRESS                   AGGREGATE              INITIAL UNDERLYING
----------------                   ---------              ------------------
                                   PRINCIPAL AMOUNT       NUMBER OF SHARES
                                   ----------------       ----------------
                                   OF NOTES*              OF SERIES C
                                   ---------              -----------
                                                          PREFERRED
                                                          ---------

Michael Simkin                     22,221                 15,325
1610 Wynkoop
Suite 300
Denver, CO  80202



* Asterisk indicates that all or a portion of the purchase price is being made through the application of Outstanding Amounts owed to such Purchaser by the Company.

                                   EXHIBIT A
                          FORM OF SENIOR SECURED NOTE

          The security represented hereby was originally issued on January 15, 1998, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Purchase Agreement dated as of January 15, 1998, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.


                         SUBORDINATED CONVERTIBLE NOTE
                                    DUE 2006


January 15, 1998                                                        $500,000
No.


          Centennial Communications Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of Merrill Lynch Global Allocation Fund, Inc. the principal amount of $500,000, or such larger amount as shall have accreted pursuant to Section 1 below, together with interest thereon calculated in accordance with the provisions of this Subordinated Convertible Note due 2006 (this "Note").

          This Note is one of a number of Subordinated Convertible Notes due 2006 (the "Notes") issued by the Company pursuant to a Purchase Agreement dated as of January 15, 1998 (the "Purchase Agreement") between the Company and certain investors. The Purchase Agreement contains terms governing the rights of the holder of this Note and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the meanings given to them in, or by reference in, the Purchase Agreement.

          1.  Accretion and Payment of Interest.  The Notes will accrete in
              ---------------------------------
value until January 1, 2000 at the rate of nine percent (9%) per annum compounded semiannually on each January 1 and July 1 and calculated on the basis of a 360-day year of twelve 30-day months and no cash interest will be payable prior to such date. Thereafter, interest shall be payable in cash at the rate of nine percent (9%) per annum on the basis of a 360-day year of twelve 30-day months on the unpaid principal amount of this Note outstanding from time to time. The

Company shall pay to the holder of this Note all accrued interest on each January 1 and July 1, (each, an "Interest Payment Date") beginning July 1, 2000. Any accrued interest on this Note which, for any reason, has not theretofore been paid shall be paid in full on the Maturity Date (as defined below).

          2.  Payment of Principal on Note.
              ----------------------------

          (a) Scheduled Payments.  The Company shall pay the principal amount of
              ------------------
$500,000, or such larger amount as shall have accreted pursuant to this Section 1 (or such lesser principal amount then outstanding) to the holder of this Note on January 1, 2006 (the "Maturity Date").

          (b) Conversion.  Notwithstanding any provision contained in this
              ----------
paragraph 2, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note until such time as such amount has been paid.

          (c) Pro Rata Payment.  The Company agrees that any payments to the
              ----------------
holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal of, or interest on, any Note in excess of such holder"s pro rata share of payments obtained by all holders of the Notes, such holder shall purchase from the other holders of the Notes such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph 2(c).

          3.  Ranking; Subordinated Obligations.
              ---------------------------------

          The payment of principal of, premium if any, and interest on the Notes will be expressly subordinated in right of payment to the prior payment in full in cash of all the Senior Indebtedness (as defined below) of the Company and such subordination is for the benefit of the holders of Senior Indebtedness. Until the occurrence of a Triggering Event (as defined), the Notes will rank pari passu in right of payment with all other Indebtedness of the Company existing as of the date hereof or incurred by the Company in the future and, thereafter will be subordinated to all other Indebtedness of the Company that may be incurred under the Indenture.

          Notwithstanding the foregoing, with respect to the Pledged Collateral (as defined below), and except as provided in the Pledge Agreement, the Notes are senior in right of payment to all other Indebtedness of the Company (other than the Senior Notes) existing as of the date hereof or incurred by the Company in the future.

          Except as provided above and in the Pledge Agreement, the Company covenants and agrees, and each holder of a Note, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Section, the Indebtedness evidenced by the Notes and the payment of the principal of and premium, if any, and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Section to the prior payment in full in cash, cash equivalents, rights, shares of common, preferred stock or other property (as provided by the terms of the Senior Indebtedness) when due of the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of, all existing and future Senior Indebtedness of the Company.

          Upon the occurrence of any default beyond the applicable grace period in the payment of any principal of or interest on or other amounts due on any Senior Indebtedness of the Company (a "Payment Default"), and except for payments made pursuant to the Pledge Agreement, no payment shall be made by the Company with respect to the Notes unless and until (i) such Payment Default shall have been cured or waived or shall have ceased to exist, (ii) such Senior Indebtedness has been discharged or paid in full or (iii) the benefits of this sentence have been waived by the holders of such Senior Indebtedness or their representative, immediately after which the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes.

          The obligations of the Company in respect of the Notes are secured by a Collateral Pledge Agreement dated as of the date hereof between the Company and State Street Bank and Trust Company acting as collateral agent for the benefit of the holders of the Notes (the "Pledge Agreement"). Pursuant to the Pledge Agreement, the Company has, for the benefit of the holders of the Notes and the Senior Notes, pledged (the "Pledged Collateral") (i) 100% of the outstanding Capital Stock of SMR Direct USA, Inc. and all future domestic direct Restricted Subsidiaries of the Company and (ii) 100% of the outstanding Capital Stock of each of Centennial Cayman Corp. and SMR Direct Cayman Corp. (other than Excluded Stock) and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiary of the Company, to secure the payment and the performance of all of the obligations of the Company under Senior Notes and the Notes. The Pledge Agreement contains terms governing the rights of the holder of this Note and all of the provisions of the Pledge Agreement are incorporated herein in full by reference. Each holder of the Notes hereby agrees to the appointment of State Street Bank and Trust Company as collateral agent under the Pledge Agreement to act on behalf of the holders of the Notes pursuant to the terms of this Note and the Pledge Agreement. The rights of the holders of the Notes under the Pledge Agreement are only subordinated to the rights of the holders of the Senior Notes and the holders hereof expressly agree to such subordination. Notwithstanding the foregoing, upon the occurrence of a Triggering Event, the Notes shall no longer be secured by the Pledged

Collateral and the holder of the Notes shall so advise the Collateral Agent.

          4.  Events of Default.
              -----------------

          (a) Definition. For purposes of this Note, an event of default (an "Event of Default") shall be deemed to have occurred if:

               (i) the Company defaults for 30 days in the payment when due of interest on the Notes; or

               (ii) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes; or

               (iii)  the Company fails to comply with clauses (i), (ii), (iii),
          (viii), (ix) or (x) of Subsection 3.1.D of the Purchase Agreement or with Section 5 hereof; or

               (iv) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Notes or the Purchase Agreement for 60 days after notice to the Company by the holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding; or

               (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; or

               (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 90 days, provided that the aggregate of all such undischarged judgments exceeds $5 million; or

               (vii) the Company or any of its Significant Subsidiaries (as defined in the Indenture) or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                    (aa)  commences a voluntary case,

                    (bb) consents to the entry of an order for relief against it in an involuntary case,

                    (cc) consents to the appointment of a custodian of it or for all or substantially all of its property,

                    (dd) makes a general assignment for the benefit of its
               creditors, or

                    (ee) generally is not paying its debts as they become due;
               or

               (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (aa) is for relief against the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case,

                    (bb) appoints a custodian of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or

                    (cc) orders the liquidation of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

          and the order or decree remains unstayed and in effect for 90 consecutive days; or

               (ix) the Company breaches any representation or warranty set forth in the Registration Agreement or the Pledge Agreement, or defaults in the performance of any covenant set forth in the Registration Agreement, the Pledge Agreement or the Escrow Agreement, or repudiates its obligations under the Registration Agreement, the Pledge Agreement or the Escrow Agreement, or the Registration Agreement, the Pledge Agreement or the Escrow Agreement is unenforceable against the Company for any reason.

          (b) Consequences of Events of Default.  If any Event of Default (other
              ---------------------------------
than an Event of Default specified in clauses (vii) or (viii) of Section 4(a) hereof) occurs and is continuing, the holder or holders of Notes representing at least 25% of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder"s Note. If any holder or holders of the Notes demand immediate payment of all or any portion of such holder"s Notes, the Company shall immediately pay to such holder or holders the outstanding principal amount of the Notes requested (including any accreted interest thereon) to be paid plus, subject to the terms of the Notes, accrued interest thereon. If an Event of Default specified in clause (vii) or (viii) of Section 4(a) hereof occurs, the foregoing amount shall be due and payable immediately without further action or notice.

          Each holder of the Notes shall also have any other rights which such holder may have been afforded under the Pledge Agreement and any other rights which such holder may have pursuant to applicable law. No omission, failure or delay by the holder of this Note in exercising any right, power, or privilege hereunder shall impair such right, power, or privilege, shall operate as a waiver thereof, or shall be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the holder of this Note shall be cumulative and not exclusive of any rights, remedies, warranties, or covenants provided by applicable law.

          If an Event of Default occurs on or after January 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 6 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by applicable law, anything in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to January 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by applicable law, in an amount, for each of the years beginning on January 1 of the years set forth below, as set forth below (expressed as a percentage of the accreted value to the date of payment that would otherwise be due but for the provisions of this sentence):

1998 ................................................................ 149.000%
1999 ................................................................ 142.000%
2000 ................................................................ 135.000%
2001 ................................................................ 128.000%
2002 ................................................................  121.000%
2003 ................................................................  121.000%

          5.  Change of Control.
              -----------------

          (a) Offer to Repurchase Upon Change of Control.  Upon the occurrence
              ------------------------------------------
of a Change of Control, the holder of this Note shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of this Note pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate outstanding principal amount hereof plus accrued and unpaid interest, if any, hereon, to the date of repurchase. Within 20 days following any Change of Control, the Company shall mail a notice to each holder stating: (i) that the Change of Control Offer is being made pursuant to this paragraph 5 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (v) that holders electing to have any of the Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with a completed form entitled "Option of Holder to Elect Purchase" mailed by the Company with the notice of Change of Control Offer, to the Company at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;
(vi) that the holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof.

          (b) Payment.  On the Change of Control Payment Date, the Company
              -------
shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit in an account an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered. The Company shall promptly mail to each holder of the Notes so tendered the Change of Control Payment for such Notes, and the Company shall promptly authenticate and mail to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company shall provide each holder of Notes the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Exceptions.  The Company shall not be required to make a Change of
              ----------
Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Note applicable to a Change of Control Offer made by the Company and purchases this Note so long as it was validly tendered and not withdrawn under such Change of Control Offer.

          (d) Compliance With Law.  The Company shall comply with the
              -------------------
requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

          6.  Optional Redemption
              -------------------

          The Notes outstanding may be redeemed, at the option of the Company, in whole or in part, at any time or from time to time, on or after January 1, 2004 and prior to maturity, upon giving not less than 30 nor more than 60 days' notice given by mail to each holder (provided that such notice shall be not less than 120 days in the event the purchasers have not repurchased the conversion rights pursuant to the terms of the Conversion Rights Agreement dated the date hereof), which notice will be irrevocable, at the redemption prices set forth below (expressed in percentages of principal amount at maturity), which shall apply during the years after issuance of the Notes on the date hereof set forth under the heading "period" in such table, plus accrued and unpaid interest, if any, to the redemption date.

Period Redemption Price
January 1- December 31, 2004 ......................................... 102.000%
January 1- December 31, 2005 ......................................... 101.000%,
provided that, from January 1, 2003 until (but excluding) January 1, 2004, the Company may redeem all but not less than all of the Notes, if the Closing Price of the Common Stock is at least 150% of the Conversion Price then in effect for 10 consecutive trading days, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any.

          If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Company on a pro rata basis, by lot or by such other method as the Company shall deem fair and appropriate; provided, however, that no Notes of $1,000 in principal maturity or less shall be redeemed in part.

          7.  Conversions.
              -----------

          (a) Optional Conversion.  At any time and from time to time prior to
              -------------------
the payment of this Note in full, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note plus accrued and unpaid interest hereon into a number of shares of Conversion Stock (excluding any fractional shares) determined by dividing the amount designated by such holder to be converted by the Conversion Price then in effect.

          Each such conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered, in person or by courier, at the principal office of the Company together with a letter from the holder hereof designating the amount of this Note to be converted. At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (b) Conversion Procedures.  As soon as possible after a conversion has
              ---------------------
been effected, the Company shall deliver to the converting holder: a certificate or certificates representing the number of shares of Conversion Stock (excluding any fractional share), as the case may be, issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has reasonably specified; if required by the terms of this Note, payment in an amount equal to the sum of all accrued interest with respect to the principal amount converted, which has not been paid prior thereto, plus the amount payable under subparagraph (d) below; a new Note representing any portion of the principal amount which was represented by this Note surrendered to the Company in connection with such conversion but which was not converted; and if any fractional share of

Conversion Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the Conversion Price of such fractional share as of the date of such conversion.

          The issuance of certificates for shares of Conversion Stock upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock, issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

          The Company shall not close its books against the transfer of Conversion Stock, issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

          The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Notes, such number of shares of Conversion Stock, issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock, which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges except those contemplated by the Purchase Agreement and the Registration Agreement. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock, may be so issued without violation of any applicable law or governmental regulation.

          8.  Conversion Prices.
              -----------------

          (a) Conversion Price for Conversion Stock.  The initial Conversion
              -------------------------------------
Price for shares of Conversion Stock (the "Conversion Price") shall be $2.25. Subject to paragraph 8(c), if and whenever on or after the original date of issuance of this Note, the Company issues (including by way of dividend on its Common Stock) or sells, or in accordance with paragraph 8(b) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, the Conversion Price shall be reduced to a new Conversion Price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) (i) the consideration, if any, received by the Company upon such issue or sale and (ii) the consideration, if any, payable to the Company upon the exercise of any Options (as defined in paragraph 8(b)(i)) or upon the conversion or exchange of any Convertible Securities (as defined in paragraph 8(b)(ii)), by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided that no adjustment shall be made in the Conversion Price as a result of (i) any issuance or sale (or deemed issuance or sale) of 2,307,972 shares of Common Stock to directors, officers, employees and consultants of the Company pursuant to stock option plans or stock ownership plans so long as the price of such Options is not less than $1.45 (including any change in the issue price of any options issued under such plans so long as the issue price is not less than $1.45 then in effect) (as adjusted for stock splits, stock dividends and similar recapitalizations), (ii) the issuance of shares of Convertible Securities or Common Stock as dividends in respect of any shares of Preferred Stock or the Notes, respectively or (iii) the issuance of shares of Common Stock on exercise of Warrants (including any Contingent Warrants) issued in connection with the issuance of the Senior Notes or (iv) the issuance of shares of Common Stock on the conversion of the Company's Series A Preferred, Series B Preferred or Series C Preferred.

          (b) Effect on Conversion Price of Certain Events.  For purposes of
              --------------------------------------------
determining the adjusted Conversion Price under paragraph 8(a), the following shall be applicable:

          (i) Issuance of Rights or Options.  If the Company in any manner
              -----------------------------
grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities.  If the Company in any manner
               ----------------------------------
issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph 8(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Conversion Rate.  If the purchase
                 -----------------------------------------
price provided for in any Option, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Securities is convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Notes.

          (iv) Treatment of Expired Options and Unexercised Convertible
               --------------------------------------------------------
Securities.  Upon the expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Notes.

          (v) Calculation of Consideration Received.  If any Common Stock,
              -------------------------------------
Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of at least a majority of the aggregate principal amount of the Notes then outstanding. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

          (vi) Integrated Transactions.  In case any Option is issued in
               -----------------------
connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration of $.01.

          (vii)  Treasury Shares.  The number of shares of Common Stock
                 ---------------
outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii)  Record Date.  If the Company takes a record of the holders of
                  -----------
Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (c) Subdivision or Combination of Common Stock.  If the Company at any
              ------------------------------------------
time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (d) Reorganization, Reclassification, Consolidation, Merger or Sale.
              ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, any sale of all or substantially all of the Company"s assets to another Person or other transaction effected in such a manner so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of such Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the aggregate principal amount of the Notes then outstanding) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder"s Note, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted the Note immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provision (in form and substance satisfactory to the holders of a majority of the aggregate principal amount of the Notes then outstanding) to insure that the provisions of this paragraph 8 and paragraph 9 shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the aggregate principal amount of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (e) Certain Events.  If any event occurs of the type contemplated by
              --------------
the provisions of this paragraph 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this paragraph 8 or decrease the number of shares of Conversion Stock issuable upon conversion of the Notes then outstanding.

          (f) Notices.  Immediately upon any adjustment of the Conversion Price,
              -------
the Company shall send written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

          The Company shall also give at least 20 days prior written notice of the date on which any Organic Change, dissolution or liquidation shall take place.

          (g) Liquidating Dividends.  If the Company declares a dividend upon
              ---------------------
the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the holders of the Notes at the time of payment thereof, in addition to the principal amount and any accrued interest hereon, the Liquidating Dividend which would have been paid to the holder of this Note on the Conversion Stock had this Note been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          (h) Adjustment for Certain Cash Distributions.  If the Company, by
              -----------------------------------------
dividend or otherwise, at any time distributes to all holders of Common Stock cash (excluding any cash that it distributed as part of a distribution referred to in Section 8(g) or in connection with a transaction to which Section 8(d) applies) in an aggregate amount that, together with (A) the aggregate amount of any other distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no adjustment pursuant to Section 8(g) or the number of shares pursuant to this clause (ii) has been made previously and (B) the aggregate of any cash plus the fair market value (as determined pursuant to Section 8(b)(v)) as of such date of
determination of the   consideration payable in respect of any tender offer by
the Company or any of its subsidiaries for all or any portion of the Common Stock and any purchase by the Company of Common Stock in the open market, consummated within the 12 months preceding such date of determination and in respect of which no adjustment in the number of shares pursuant clause (i) below has been made previously, exceeds 12.5% of the product of the current Market Price on such date of determination times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be adjusted in accordance with the following formula:

                         C'  =  C x M
                                -----
                                M - D

where:

C' =  the adjusted Conversion Price

C  =  the then current Conversion Price

M  =  the current Market Price per share on the date of such distribution

D  =  the amount of cash to be distributed in respect of one share of Common
      Stock.

          The adjustment shall become effective immediately prior to the opening of business on the date of determination.

          (i) Adjustment for Tender/Exchange Offer.  If the Company or any
              ------------------------------------
subsidiary of the Company makes a tender or exchange offer for all or any portion of the Common Stock, or if the Company purchases Common Stock in the open market, the Conversion Price shall be adjusted in accordance with the following formula:

                    C'  =  C x (F x A) + M x (O - A)
                               ---------------------
                                   M x O


where:

C'   =    the adjusted Conversion Price

C    =    the then current Conversion Price



F    =    the fair market value (as determined pursuant to Section 8(b)(v)) of the aggregate consideration payable to shareholders upon consummation of such tender or exchange offer, or upon such purchase.



M    =    the current Market Price per share of Common Stock.



O    =    the number of shares of Common Stock outstanding at the Expiration
          Time (including the share tendered).



A    =    the number of shares of Common Stock accepted for payment in such tender or
          exchange offer, or so purchased.

          For the purpose of this clause (i), "Expiration Time" means either the last time that tenders may be made pursuant to a tender offer or exchanges may be made pursuant to an exchange offer, or the time of an agreement to purchase shares in the open market as the case may be.

          The adjustment shall become effective immediately following the close of business on the last trading day used to compute the current Market Price, provided, however, that such increase shall be deemed to have become effective immediately prior to the opening of business on the day following the Expiration Time. To the extent that a holder exercises its conversion rights under the Note prior to the conclusion of the period for which the current Market Price is to be calculated, any adjustment in the number of shares of Common Stock issuable upon conversion of the Notes shall inure to the benefit of the holder of record of such Note at the close of business on the first trading day following the Expiration Time. In no event shall the Conversion Price be reduced as a result of the consummation of any of the transactions contemplated by this subsection (i).

          9.  Amendment and Waiver.  Except as otherwise expressly provided
              --------------------
herein, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the outstanding principal amount of the Notes; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes, (iii) the Conversion Price of the Notes or the number of shares or the class of stock into which the Notes are convertible, or (iv) the provisions set forth in paragraph 4(b), without the written consent of all the holders of outstanding Notes, provided further that Notes held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          10.  Registration of Transfer; Transfers.
               -----------------------------------

          The Company shall keep at its principal office a register for the registration of the Notes. Upon the surrender of any Note at such place, the Company shall, at the request of the record holder of such Note, execute and deliver (at the Company's expense) a new Note in exchange therefor representing the aggregate outstanding principal amount represented by the surrendered Note. Each such new Note shall be registered in such name and shall represent the then outstanding principal amount as is requested by the holder of the surrendered Note and shall be substantially identical in form to the surrendered Note.

          11.  Replacement.  Upon receipt of evidence reasonably satisfactory to
               -----------
the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such Note, the Company shall (at its expense) execute and deliver in lieu of such Note, a new Note of like kind representing the then outstanding aggregate principal amount of the Note represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note.

          12.  Definitions.  For purposes of the Notes, the following
               -----------
capitalized terms have the following meaning.

          "Bankruptcy Law" means Title II, U.S. Code or any similar federal or
           --------------
state law for the relief of debtors.

          "Capital Stock" means (i) in the case of a corporation, corporate
           -------------
stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Change of Control" shall have the meaning given to such term in the
           -----------------
Indenture.

          "Closing Price" means, on any business day with respect to the Common
           -------------
Stock of the Company, the last published closing price for such Common Stock at the end of such business day on the main stock exchange on which such Common Stock is listed provided that if no such closing price is available, Closing Price shall mean the Market Price.

          "Common Stock" means, collectively, the Company"s Common Stock, par
           ------------
value $.01 per share and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Common Stock Deemed Outstanding" means, at any given time, the number
           -------------------------------
of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock which would be issued upon exercise of all of the Company"s outstanding Options and (ii) the number of shares of Common Stock which would be issued upon conversion or exchange of all of the Company"s outstanding Convertible Securities (including Convertible Securities issuable upon exercise of Options).

          "Continuing Directors" means, as of any date of determination, any
           --------------------
member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) became a member of the Board of Directors as a result of being designated by a stockholder pursuant to, and in accordance with, the terms of Section 1 of the Second Amended and Restated Stockholders Agreement dated as of October 3, 1997 between the Company and certain investors.

          "Conversion Stock" means shares of the Company"s Common Stock;
           ----------------
provided that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this
Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

          "Excluded Stock" means all of the outstanding shares of Capital Stock
           --------------
of each foreign Subsidiary that, if pledged, would cause the undistributed earnings of such foreign Subsidiary (if such foreign Subsidiary had any such undistributed earnings) as determined for U.S. Federal income tax purposes to be treated as a deemed dividend to any parent company of such foreign Subsidiary for U.S. Federal income tax purposes; provided, however, that if any shares of
                                      --------  -------
Capital Stock of a foreign Subsidiary may subsequently be pledged without resulting in such a deemed dividend, such shares shall no longer be Excluded Stock and shall be pledged pursuant to the Pledge Agreement.

          "Initial Public Offering" shall have the meaning given to such term in
           -----------------------
the Indenture.

          "Market Price" of any security means the average of the closing prices
           ------------
of such security's sales on all securities exchanges on which such security may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation

Bureau, Incorporated, or any similar successor organization, in each such case, averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of at least a majority of the outstanding principal amount of the Notes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the holders of at least a majority of the outstanding principal amount of the Notes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means the Series A Preferred, the Series B Preferred
           ---------------
and the Series C Preferred.

          "Principals" means any of (a) William J. Elsner, Jeff E. Rhodes,
           ----------
Bernard G. Dvorak, Stephen W. Schovee, Robert F. McKenzie, Adam Goldman, William Sprague, Michael N. Simkin, William Stanfill, The Centennial Funds, Prudential Securities Incorporated, The Roman Arch Fund, L.P., and the Roman Arch Fund, II, L.P. and Merrill Lynch Global Allocation Fund, Inc.

          "Qualified Public Offering" means the sale, in an underwritten Initial
           -------------------------
Public Offering registered under the Securities Act, of shares of the Company"s Common Stock in which (i) the aggregate gross proceeds received by the Company for the shares is at least $25,000,000 and (ii) the price per share paid by the public is at least $6.00 (as adjusted for stock splits, reverse stock splits, stock dividends and similar recapitalizations).

          "Related Party" with respect to any Principal means (i) any
           -------------
controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consists of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Senior Indebtedness" means (i) the Company's Senior Discount Notes
           -------------------
due 2005 (including any additional Senior Notes) (the "Senior Notes") issued pursuant to the Indenture and (ii) after the occurrence of the Triggering Event, all present and future Indebtedness of the Company that is permitted to be incurred pursuant to the Indenture.

          "Series A Preferred" means the Company"s Series A Preferred Stock, par
           ------------------
value $.01 per share.

          "Series B Preferred" means the Company"s Series B Preferred Stock, par
           ------------------
value $.01 per share.

          "Series C Preferred" means the Company"s Series C Preferred Stock, par
           ------------------
value $.01 per share.

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
"significant subsidiary" as defined in Article 1, Rule 1-02 of Registration S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

          "Voting Stock" of any Person as of any date means the capital stock or
           ------------
other securities of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

          13.  Governing Law.  This Note shall be governed by and construed in
               -------------
accordance with the laws of the State of New York.

          14.  Cancellation.  After all principal and accrued interest at any
               ------------
time owed on this Note has been paid in full or after conversion of this Note as set forth herein, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          15.  Place of Payment.  Payments of principal of, and interest on,
               ----------------
this Note are to be delivered to the registered holder hereof at the address set forth in the register of Notes maintained by the Company.

          IN WITNESS WHEREOF, the Company has executed and delivered this Note on January __, 1998.



                              CENTENNIAL COMMUNICATIONS CORP.



Attest:                  By:

                                 Name:

                                 Title:



DENVER:

                                   EXHIBIT B
                         CERTIFICATE OF INCORPORATION

                                   EXHIBIT C
                            REGISTRATION AGREEMENT

                                   EXHIBIT D
                            STOCKHOLDERS AGREEMENT

                                   EXHIBIT E
                              OPINIONS OF COUNSEL

                       October 7, 1997



To the Purchasers of
Senior Secured Convertible Notes
of Centennial Communications Corp.
listed on Schedule A attached hereto

Ladies and Gentlemen:

     We have acted as counsel for Centennial Communications Corp., a Delaware corporation (the "Company"), in connection with the sale to you of approximately Eleven Million, One Hundred Thousand Dollars ($11,100,000) in Senior Secured Convertible Notes due 2002 (the "Notes") pursuant to the Purchase Agreement dated October 3, 1997, between the Company and you (the "Purchase Agreement").

     We are rendering this opinion pursuant to Section 2.1.H. of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used herein have the respective meanings given to them in the Purchase Agreement.

     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for purposes of this opinion, including:

     (a)  the Purchase Agreement;

     (b) the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate");

     (c) the Second Amended and Restated Registration Agreement (the "Registration Agreement");

     (d) the Second Amended and Restated Stockholders Agreement (the "Stockholders Agreement");

     (e)  the Notes; and

     (f)  the Deed of Charge.

To the Purchasers of
Senior Secured Convertible Notes
of Centennial Communications Corp.
listed on Schedule A attached hereto
October 7, 1997
Page 2

The Registration Agreement, the Stockholders Agreement, the Deed of Charge and the Notes are referred to collectively as the "Operative Agreements."

     We have assumed for purposes of this opinion the genuineness of signatures and the authority of persons signing agreements on behalf of parties thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents submitted to us as certified, conformed or photostatic copies, the due authorization, execution and delivery of all documents by all parties thereto other than the Company and that all such documents constitute legal, valid and binding agreements of such parties, enforceable against such parties in accordance with their terms.

     We have further assumed the accuracy, completeness and authenticity of certificates of public officials, that all individuals executing and delivering documents in their individual capacities have the legal capacity to so execute and deliver; that each of the Purchase Agreement and the Operative Agreements are an obligation binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement and the Operative Agreements that would modify or interpret the terms of the Purchase Agreement or the Operative Agreements or the respective rights or obligations of the parties thereunder.

     As to certain factual matters, we have relied upon the certificate of the Chief Financial Officer of the Company attached hereto (the "Certificate") and have not sought independently to verify such matters. With respect to our opinions expressed in paragraphs 3 and 4 below, we have relied solely upon the Certificate (i) with respect to the number of issued and outstanding shares of capital stock of the Company, and (ii) to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable resolutions of the Board of Directors and any plan or agreement relating to the issuance of such shares, and we have not undertaken any independent verification with respect thereto.

     As used herein, the phrases "to our knowledge" or "known to us" mean that in rendering the opinion so qualified, we are relying upon the Certificate with respect to the factual basis for such opinion, and that in the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in the firm who had significant

To the Purchasers of
Senior Secured Convertible Notes
of Centennial Communications Corp.
listed on Schedule A attached hereto
October 7, 1997
Page 3

responsibility for rendering legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement.

     We do not express any opinion herein as to any matters governed by laws other than the laws of the State of Colorado, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America (excluding the Communications Act of 1934, as amended by the Telecommunications Act of 1996 or the rules, regulations and written policies of the FCC, collectively referred to herein as "U.S. Telecommunications Law"). We express no opinion as to whether the laws of a particular jurisdiction apply, and no opinion as to the extent that laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any anti-fraud law, rule or regulation relating to securities or to the sale or issuance thereof.

     Based upon and subject to the foregoing, and the qualifications and limitations set forth below, we are of the opinion that:

     1. Each of the Company and SMR Direct USA, Inc. ("USA") is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business. The Company is qualified to do business and is in good standing under the laws of the State of Colorado. With the exception of USA, the Company has no subsidiaries incorporated under any law of any State of the United States of America.

     2. All of the outstanding shares of capital stock of USA have been duly authorized, validly issued, and are fully paid and nonassessable and, to our knowledge in reliance upon the Certificate and the stock transfer records and the minutes of the Board of Directors of USA, are wholly-owned by the Company directly, free and clear of any security interest, lien, adverse claim, equity or other encumbrance.

     3. Following the filing of the Restated Certificate effective as of the date hereof, the Company's authorized capital stock consists of (a) twenty nine million one hundred thousand (29,100,000) shares of Common Stock and (b) seventeen million four hundred thousand (17,400,000) shares of Preferred Stock of which (i) three hundred fifty-two (352) shares have been designated as Series A Preferred Stock, (ii) six million three hundred ninety-nine thousand six hundred forty-eight (6,399,648) shares have been designated as Series B

To the Purchasers of
Senior Secured Convertible Notes
of Centennial Communications Corp.
listed on Schedule A attached hereto
October 7, 1997
Page 4

Preferred Stock and (iii) eleven million (11,000,000) shares have been designated as Series C Preferred Stock. Based on the Certificate, as of the date hereof, the issued and outstanding capital stock of the Company is (i) three million five hundred and two thousand five hundred (3,502,500) shares of Common Stock, (ii) three hundred fifty-two (352) shares of Series A Preferred Stock and (iii) five million seven hundred and seventy six thousand eight hundred nineteen (5,776,819) shares of Series B Preferred Stock.

     4. All the shares of capital stock of the Company outstanding prior to the issuance of the Notes have been duly authorized, validly issued and are fully paid and nonassessable and, to our knowledge in reliance upon the Certificate, are not subject to any preemptive rights except as set forth in the Stockholders Agreement and the Restated Certificate.

     5. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the Operative Agreements and to consummate the transactions contemplated by the Purchase Agreement and the Operative Agreements and to issue, sell and deliver the Notes pursuant to the Purchase Agreement.

     6. The Restated Certificate has been (a)(i) duly and validly authorized by all necessary action on the part of the Board of Directors of the Company and the Stockholders of the Company, and (ii) executed and filed with the Delaware Secretary of State and (b) does not violate or conflict with the provisions of the General Corporation Law of the State of Delaware.

     7. Each of the Purchase Agreement, the Registration Agreement and the Stockholders Agreement has been duly authorized, validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and, subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); provided that we express no opinion as to the enforceability of Paragraph 7 of the Registration Agreement.

     8. The Notes have been duly authorized by the Company and when executed in accordance with the terms of the Purchase Agreement and, upon delivery to the Purchasers against payment therefor in accordance with the Purchase Agreement and the terms of the

To the Purchasers of
Senior Secured Convertible Notes
of Centennial Communications Corp.
listed on Schedule A attached hereto
October 7, 1997
Page 5

Notes, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     9. The Deed of Charge has been duly authorized and validly executed and delivered by the Company.

     10. The shares of Series C Preferred to be issued on conversion of the Notes have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, the Series C Preferred will have been validly issued and will be fully paid and nonassessable and the issuance of the Series C Preferred will not be subject to any preemptive rights which have not been previously waived.

     11. The shares of Common Stock to be issued on conversion of the Notes and the Series C Preferred, as the case may be, have been duly authorized and reserved for issuance by the Company and when issued and delivered upon conversion of the Notes or the Series C Preferred, in accordance with the Notes and the Restated Certificate, as the case may be, such Common Stock will have been validly issued and will be fully paid and nonassessable and the issuance of such Common Stock will not be subject to any preemptive rights which have not been previously waived.

     12. Except as set forth in the Schedules to the Purchase Agreement, the execution and delivery of the Purchase Agreement and the Operative Agreements by the Company and the offer and sale of the Notes pursuant to the Purchase Agreement (a) do not violate any provision of the Company's Restated Certificate or Bylaws, and do not constitute a default by the Company under the provisions of any agreement which is set forth on Schedule B attached hereto, except for the agreements referred to in items 11, 14, 15, 19, 20, 21, 22 and 23 of Schedule B which have previously been waived, and (b) do not violate or contravene (i) the General Corporation Law of the State of Delaware, any Federal law of the United States of America (other than U.S. Telecommunications Law, as to which we express no opinion) or any Colorado statute, rule or regulation applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we have knowledge.

To the Purchasers of
Senior Secured Convertible Notes
of Centennial Communications Corp.
listed on Schedule A attached hereto
October 7, 1997
Page 6

     13. Except as set forth in the Schedules to the Purchase Agreement, to our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any state court or state administrative agency in the State of Colorado or the State of Delaware or any United States Federal court or agency.

     14. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any Federal, State of Colorado, or State of Delaware governmental body required for the consummation by the Company of the transactions contemplated by the Purchase Agreement (except as may be required under the securities or Blue Sky laws of various jurisdictions or except as may be required under U.S. Telecommunications Law, as to which we express no opinion), have been made or obtained, except as set forth in the Schedules to the Purchase Agreement and except for the filing of a Form D with the U.S. Securities and Exchange Commission and the Colorado Division of Securities.

     15. Based in part on the representations of the Purchasers contained in the Purchase Agreement, the offer and sale of the Notes is exempt from the registration requirements of the Securities Act of 1933 and the registration requirements of the Colorado Securities Act, each as amended to the date hereof.

     Our opinions are based upon the Federal laws of the United States (excluding U.S. Telecommunications Law), the General Corporation Law of the State of Delaware, the laws of the State of Colorado and case decisions as of this date and upon facts known to us as of this date; we expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or in any event or change of condition occurring subsequent to the date of this opinion.

     The opinions expressed herein are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date hereof, and not as a guaranty or warranty of the matters discussed herein.

To the Purchasers of
Senior Secured Convertible Notes
of Centennial Communications Corp.
listed on Schedule A attached hereto
October 7, 1997
Page 7

     This opinion is furnished to you solely for your benefit and may not be made available to or relied upon by any other person, firm or entity without our prior written consent.

                              Very truly yours,

                              HOLLAND & HART LLP

   [LETTERHEAD OF FERNANDEZ, PORTOCARRERO, CANELO & ASSOCIADOS APPEARS HERE]


To the Purchasers of Senior Secured
Notes Due 2002 of Centennial Communications Corp.
Listed on Schedule A. Attached Hereto


Ladies and Gentlemen:

We act as Peruvian counsel to CCC Holdings Peru S.R.Ltda. SMR Direct Peru S.R.Ltda, Pompano S.R.Ltda, Telecom Supply S.R.Ltda, C-Communica S.R.Ltda, Transnet del Peru S.A. (collectively, the "Peru Corporations"), Centennial Communications Corp. ("the Company"), SMR Direct Cayman Corp. and Centennial Cayman Corp. This opinion is being given pursuant to Section 2.1. of the Purchase Agreement by and between the Company and you, dated October 3rd, 1997 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

A. Basis of Opinion

As the basis for the conclusions expressed in this opinion letter, we have examined, considered and relied upon the following:

1. The Agreement.
2. The originals or photocopies, certified or otherwise, of the corporate records of each of the Peru Corporations.
3. The Escritura de Constiucion and Estatutos of each of the Peru Corporations.
4. The concessions held by each of the Peru Corporations set forth on Schedule A to this opinion (the "Peru Licenses")
5. Such matters of law as we have considered necessary or appropriate for the expression of opinions herein.

B. Assumptions

In rendering the opinions expressed below we have assumed and not verified the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all documents submitted to us as photocopies, certified or otherwise, and the authenticity of the originals of such latter documents.

FERNANDEZ, PORTOCARRERO, CANELO & ASOCIADOS


C. Opinion

Based upon the foregoing it is our opinion that:

1. Each of the Peru Corporations is a corporation or limitada duly incorporated and validly existing under the laws of Peru with full corporate power and authority to own, lease and operate its properties and to conduct its business.

2. All of the outstanding shares of capital stock of, or other ownership interest in, each of the Peru Corporations have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company indirectly through one or more of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

3. The Peru Corporations hold the Peru Licenses authorizing the use of an aggregate of 112 800 MHz channels for the provision of SMR service.

4. The Peru Licenses have been validly issued and are in full force and effect. To our knowledge, except as set forth in the Agreement, the Peru Corporations are in material compliance with the Peru Licenses.

5. None of the Peru Corporations is subject to any proceeding, or to our knowledge, any pending or threatened complaint or investigation by or before
   (a) the Organization for Supervision of Private Investments in
   Telecommunications or (b) the Ministry of Transportation, Communications, Housing and Construction.

6. To our knowledge, none of the Peru Corporations is in violation in respect of its respective Escritura de Constitucion, Estatutos or other organizational documents.

7. To our knowledge, there are no legal or governmental proceedings, domestic or foreign, pending against or affecting the Peru Corporations or to which any of their respective properties is subject.

8. None of (a) the issuance, offer, sale or delivery of the Notes, (b) the execution, delivery or performance of the Agreement, or (c) the consummation by the Company of the transactions contemplated thereby, (i) requires any consent, approval, authorization or other order of, or registration or filing with, any Peruvian court, regulatory body, administrative agency or other governmental body, agency or official, (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Escritura de Constitucion, Estatutos or other organizational documents of any of the Peru Corporations, (iii) violates or will violate any Peruvian statute, law, regulation or filing applicable to Peru Corporations or any of their respective properties, (iv) violates or will violate any judgment, injunction, order or decree applicable to the Peru Corporations or any of their respective properties, or (v) violates or will violate the terms of any Peru Licenses.

FERNANDEZ, PORTOCARRERO, CANELO & ASSOCIATES


In giving the foregoing opinions, we express no opinion other than as to the laws of the Republic of Peru.


Very truly yours,


/s/ EDUARDO BENAVIDES
---------------------
Eduardo Benavides


Date: October 3, 1997

                                  SCHEDULE A
                                  ----------


A) Concession granted to SMR DIRECT PERU S.R.Ltda. (formerly MOBIL LINE PERU S.A.) for trunking services by means of concession contract executed with date August 25, 1995, approved by RM No. 318-95-MTC/15.17, for operating 40 channels.

B) Concession granted to POMPANO S.R.Ltda. (formerly POMPANO S.A.) for trunking services by means of concession contract executed with date December 7, 1995, approved by RM No. 447-95-MTC/15.17, for operating 20 channels.

C) Concession granted to TELECOM SUPPLY S.R.Ltda. (formerly BEACON SUPPLY) for trunking services by means of concession contract executed with date November 7, 1995, approved by RM No. 418-95-MTC/15.17, for operating 12 channels.

D) Concession granted to C-COMUNICA S.R.Ltda. (formerly C-COMUNICA S.A.) for trunking services by means of concession contract executed with date April 4, 1995, approved by RM No. 131-95-MTC/15.04, for operating 40 channels.

E) Concession granted to TRANSNET DEL PERU S.A. for trunking services by means of concession contract executed with date March 6, 1996, approved by RM No. 043-96-MTC/15.17, for operating 32 channels.

                                   EXHIBIT F
                                DEED OF CHARGE

                                                                  EXECUTION COPY


================================================================================







                                 DEED OF CHARGE

                                    BETWEEN

                        CENTENNIAL COMMUNICATIONS CORP.
                                   AS CHARGOR

                                      AND

                       PRUDENTIAL SECURITIES INCOPORATED,
                        AS COLLATERAL AGENT AND CHARGEE


                          DATED AS OF OCTOBER 3, 1997





================================================================================

                                 DEED OF CHARGE

     This Deed of Charge dated as of October 3, 1997 made between Centennial Communications Corp. (the "Chargor"), and Prudential Securities Incorporated, a corporation organized under the laws of Delaware (the "Chargee"), as collateral agent for the benefit of the holders of the Senior Secured Convertible Notes due 2002 (the "Notes") offered pursuant to the Purchase Agreement dated as of the date hereof between the Chargor and the persons listed on the Schedule of Purchasers attached thereto (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement").

                                    RECITALS

1. The Chargor has entered into the Purchase Agreement with the persons listed on the Schedule of Purchasers attached to the Purchase Agreement (the "Noteholders").

2. The Chargor in order to secure, among other things, the payment of all moneys due by the Chargor to the Noteholders pursuant to the Notes has agreed to enter into this Agreement and to hereby pledge a portion of the shares of Centennial Cayman Corp., a Cayman Islands company ("Centennial Cayman"), and SMR Direct Cayman Corp., a Cayman Islands company ("SMR Direct Cayman," and together with Centennial Cayman, the "Cayman Companies"), each, a wholly-owned subsidiary of the Chargor, as collateral security.

3.  The Chargor is the owner of the issued share capital (the "Charged Shares")
                                                               --------------
of the Cayman Companies described on Schedule One hereto, which constitutes sixty-six percent (66%) of the issued and outstanding share capital of each of the Cayman Companies.

4. It is a condition precedent to the obligations of the Noteholders under the Purchase Agreement that the Chargor shall have executed and delivered this Agreement to the Chargee.

Now this Deed Witnesseth as follows:

                                   AGREEMENTS

1.  Definitions:  Construction.
    --------------------------
    (a) Unless otherwise specified, (i) all undefined capitalized terms used herein shall have the respective meanings specified therefor in the Purchase Agreement or the Notes and (ii) the principles of construction set forth in such Purchase Agreement shall apply.

    (b) In addition, the following terms shall have the meanings specified below:

     "Agreement" shall mean this Deed of Charge, as amended, supplemented and
      ---------
modified from time to time.

     "Collateral" shall mean the Charged Shares and all other shares, stocks,
      ----------
          securities, grants and all rights, monies and properties whatsoever including, without limitation, all dividends or other distributions or interest paid or payable thereon, which may at any time be derived from, accrue on or be offered in respect of the Charged Shares or comprised in any security created pursuant hereto, whether by way of redemption, exchange, conversion, option rights, bonus, preference, capital reorganization or otherwise howsoever and any and all references to "Collateral" shall include reference to any and all existing and future certificates evidencing title or otherwise relating thereto.

     "Charged Shares" shall have the meaning specified in the third Recital to
      --------------
          this Agreement.

     "Chargee" shall have the meaning specified in the introductory paragraph of
      -------
          this Agreement.

     "Chargor" shall have the meaning specified in the introductory paragraph of
      -------
          this Agreement.

     "Noteholders" shall mean the registered holders of Notes.
      -----------

     "Required Noteholders" shall mean the holders of forty percent (40%) of the
      --------------------
          aggregate principal amount of Notes then outstanding.

     "Secured Obligations" shall have the meaning specified in Section 2(a).
      -------------------

2.  Security.
    --------
(a) This Agreement is for the benefit of the Noteholders to secure (i) the prompt and complete payment and performance when due by the Chargor of all of its obligations pursuant to the Purchase Agreement and the Notes, including, without limitation, the payment of all amounts payable or to become payable to the Noteholders by the Chargor under the Notes, when and as the same shall become due and payable (whether by acceleration or otherwise) in accordance with the terms thereof and (ii) the due performance and compliance by the Chargor with the terms of this Agreement (collectively, the "Secured Obligations").
                         -------------------
(b) The Chargor understands, agrees and confirms that the Chargee may enforce this Agreement against it without proceeding against any guarantor or any other credit support or security for payment of the Secured Obligations.

3.  Charge of Collateral.  As continuing security for the prompt and complete
    --------------------
payment and performance when due of the Secured Obligations, the Chargor hereby charges by way of a first fixed equitable charge, all of the right, title and interest of the Chargor in, to and under the Collateral.

4.  Appointment of Agents; Endorsements.  The Chargee shall have the right to
    -----------------------------------
appoint one or more agents for the purpose of retaining physical possession of the Charged Share certificates together with share transfers executed in blank or in favor of the Chargee or any nominee or nominees of the Chargee or an agent appointed by the Chargee.

5.  Representations, Warranties and Covenants.  In order to induce each of the
    -----------------------------------------
Noteholders to enter into the Purchase Agreement and to purchase the Notes thereunder, the Chargor makes the following representations, warranties and covenants, which representations, warranties and covenants shall survive the execution and delivery of this Agreement:

     5.1  Share Transfer Restrictions.  The Chargor shall not sell, assign,
          ---------------------------
          transfer or permit to be sold, assigned or transferred any of the Charged Shares except pursuant to Section 3.1 of the Purchase Agreement.

     5.2  Charged Shares.
          --------------

(a) The Charged Shares consist of the number and type of shares of the issued share capital of each of the Cayman Companies as described in Schedule One hereto.

(b) The Charged Shares are duly and validly issued, fully paid and nonassessable and duly and validly charged hereunder in accordance with applicable law, and the Chargor warrants, covenants and agrees to defend the Chargor's right, title and interest in and to the Charged Shares and all other Collateral charged by it hereunder against the claims and demands of all Persons.

(c) The Chargor is the registered, legal and beneficial owner of, and has, as of the date hereof, and will have as of the date the same is charged, good title to, all of the Charged Shares, free and clear of all liens and other claims, security interests, mortgages, pledges and other encumbrances of every nature whatsoever, (collectively, "Liens") other than charges created under this Agreement, the Notes and the Purchase Agreement, and it has the right to charge the Charged Shares and all other Collateral charged by it hereunder as herein provided.

(d) The Charged Shares constitute, and any securities charged in substitution therefor, or in addition thereto, shall at all times constitute 66% of the issued share capital in each of the Cayman Companies. Neither of the Cayman Companies has outstanding (i) any securities convertible into or exchangeable for its capital stock or (ii) any rights to subscribe for or to purchase, or any options for the purchase of its capital stock.

(e) The Chargor will not authorize the issue of any additional shares of either of the Cayman Companies (whether ordinary or preferred and whether of a class now or hereafter existing) unless the issuance of such shares is permitted pursuant to the terms of the Purchase Agreement. If the Chargor shall acquire (by purchase, share dividend or otherwise) any additional shares in either of the Cayman Companies at any time or from time to time after the date hereof, the Chargor will forthwith charge and deposit or cause to be deposited that portion of those shares necessary to cause the Charged Shares to continue to constitute 66% of the issued share capital in each of the Cayman Companies with the Chargee and deliver or cause to be delivered to the Chargee any share certificates therefor, accompanied by undated blank transfer forms duly executed by the Chargor, and will promptly thereafter deliver to the Chargee a certificate executed by any authorized officer of the Chargor desiring such shares and certifying that the same have been duly charged with the Chargee hereunder.

(f) Each certificate in respect of the Charged Shares charged by the Chargor hereunder is, and any security charged in substitution therefor or in addition thereto will be, issued in the name of the Chargor. Each such certificate shall have endorsed thereon a legend to the effect that the shares comprised therein have been charged to the Chargee pursuant to this Agreement and shall have endorsed on the reverse thereof a share transfer form, substantially in the form of Exhibit A hereto.

(g) The security interest described in this Agreement will represent a valid first, fixed equitable charge over the Collateral in favor of the Chargee for the benefit of the Noteholders.

(h) The Chargor has not executed and is not aware of any currently effective financing statement, charging instrument or other instrument similar in effect that is on file in any recording office covering all or any part of the Chargor's interest in the Collateral, except such as may have been filed pursuant to this Agreement, and, so long as any of the Secured Obligations remain unpaid or unperformed, the Chargor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to filed in respect of and covering the security interests granted hereby by the Chargor.

(i) Without the prior written consent of the Noteholders holding 75% of the aggregate principal amount of the Notes then outstanding, the Chargor will not hereafter create or permit to exist any Lien upon or with respect to, any of the Collateral charged by the Chargor hereunder (other than charges created under this Agreement, the Notes and the Purchase Agreement), until the termination of this Agreement pursuant to Section 23.

(j) True and correct copies of the Certificate of Incorporation, the Memorandum of Association and Articles of Association of each of the Cayman Companies have been delivered to Cayman counsel to the Chargee.

(k) True and correct copies of the register of members, register of directors and officers and register of mortgages and charges of each of the Cayman Companies have been delivered to Cayman counsel to the Chargee.

(l) The Chargor shall, on the date of this Agreement, deliver or procure that there is delivered, to the Chargee by way of security:

(i) the stock or share certificates representing the Charged Shares together with executed and undated share transfer forms in respect of such shares in which the identity of the transferee shall be left blank and each of which shall be duly executed by the Chargor as transferor, and any other documents of title to any part of the Collateral; and

(ii) irrevocable proxies from the Chargor in respect of the Charged Shares in the form of Schedule Two.

(m) Within 10 days of the date hereof, the Chargor shall deliver to the Chargee executed undated letters of resignation from each director and officer of the Cayman Companies in the form of Schedule Three.

(n) The Chargor shall notify the Chargee immediately upon the appointment of any further director or officer of either Cayman Company and promptly deliver to the Chargee undated letters of resignation in the form of Schedule Three signed by such persons.

6.  Voting and Corporate Rights.  Unless and until an Event of Default under the
    ---------------------------
Notes shall have occurred and be continuing and the Chargor shall have been notified by the Required Noteholders of their intention pursuant to the terms of the Notes to exercise remedies thereunder and hereunder, the Chargor shall be entitled to exercise any voting and other corporate rights with respect to the Charged Shares or any securities charged in substitution therefor or in addition thereto for any purpose, and in any manner, not inconsistent with the terms hereof. Upon the Chargor's receipt of a notice in accordance with the first sentence of this Section 6, all such rights of the Chargor to vote and to give consents, waivers and ratifications shall revert to the Chargee in accordance with Section 8 in case an Event of Default shall occur and be continuing.

7.  Dividends and Other Distributions.  Unless and until an Event of Default
    ---------------------------------
shall have occurred and be continuing, the Chargor shall be entitled to receive and retain any and all dividends paid in respect of the Charged Shares or any thereof provided that any dividends or distributions payable in respect of the Charged Shares which represent in whole or in part a distribution on liquidation shall be paid by the Chargor to the Chargee.

8.  Remedies Upon Default.  If an Event of Default shall have occurred and be
    ---------------------
continuing, the Chargee, acting pursuant to and in accordance with the terms and conditions of the Notes and at the direction of the Required Noteholders thereunder, shall be entitled to exercise all the rights, powers and remedies vested in it (whether vested in it by this Agreement, the Notes or by applicable law) for the protection and enforcement of the Chargee's and the Noteholders' rights in respect of the Collateral and, without limitation of the foregoing, may cause all or any of the Charged Shares or other Collateral to be transferred into its name or that of a nominee or nominees, and the Chargor shall, upon the request of the Chargee or the Required Noteholders, pursuant to the terms of the Purchase Agreement and the Notes, execute such additional instruments and documents as are necessary to effect such transfer.

(a) In addition, if an Event of Default shall have occurred and be continuing, and without prejudice to any other right or remedy available hereunder or under applicable law, the Chargee acting upon the direction of the Required Noteholders pursuant to and in accordance with the Notes, without being required to give any notice to the Chargor shall be entitled to exercise the following rights, which the Chargor agrees to be commercially reasonable:

(i) solely and exclusively to exercise all voting rights attached to the Collateral or any portion thereof and shall exercise such rights in such manner as the Chargee may in its absolute discretion determine;

(ii) solely and exclusively to exercise all other rights and/or powers and/or discretions of the Chargor in, to and under the Collateral under the Memorandum and Articles of Association of the Cayman Companies;

(iii) to receive and retain all dividends and other distributions made on or in respect of the Collateral or any thereof and any such dividends or other distributions received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and be paid and transferred to the Chargee on demand;

(iv) at any time in its sole discretion to require the resignation of and/or to dismiss the directors and officers of the Cayman Companies or either of them by dating and presenting the undated, signed letters of resignation delivered pursuant to this Agreement and to appoint new directors and officers of the Cayman Companies or either of them;

(v) to prove in any liquidation or scheme of arrangement or any other composition or arrangement with or for creditors whether secured or unsecured and whether formed pursuant to the order of any court or otherwise, and to give any consent on behalf of the Chargor in relation thereto;

(vi) to attend meetings of creditors and vote in the name of the Chargor thereat;

(vii) to compromise claims in relation to or arising out of the Charged Shares in the name of the Chargor;

(viii) to give sufficient receipts and discharges for all monies to which the Chargor is or may become entitled in respect of the Charged Shares or any part thereof or which shall come into the hands of the Chargee, which receipts and discharges shall exonerate the Chargee from all liability to see to the application thereof or from being answerable for the loss or misapplication thereof;

(ix) to execute any documents which the Chargee or the Required Noteholders may consider expedient in relation to the foregoing as the Chargee shall in its absolute discretion determine and without any obligation to consult with the Chargor in relation to any exercise of any such right, power or privilege; and

(x) to institute, prosecute and defend in the name of the Chargor any proceeding in any court or tribunal in respect of any act or transaction referred to in this Section 8(a).

(b) Without obligation to resort to other security or marshal assets or disposition in any particular order or priority whatsoever, the Chargee shall have the right at any time and from time to time, following the occurrence and during the continuance of an Event of Default under the Notes, upon the request of the Required Noteholders and in accordance with the terms of the Notes (including the provisions of paragraph 4 thereof relating to the right of the Chargor to cure defaults) to sell, resell, assign and deliver, all or any of the Charged Shares or other Collateral, in one or more parcels at the same or different times, and all rights, titles and interests, claims and demands therein and right of redemption thereof, on any securities exchange of which the Charged Shares, any security charged in substitution therefor or in addition thereto or any of them may then be listed, or at public or private sale, for cash, upon credit or for future delivery, and at such price or prices, on such terms as the Chargee acting at the direction of the Required Noteholders (acting pursuant to the Notes) may determine and in compliance with such conditions as the Chargee acting at the direction of the Required Noteholders (acting pursuant to the Notes) may in its absolute discretion deem advisable; provided such sale is conducted in a commercially reasonable manner in accordance with applicable law. The Chargor agrees that, upon such sale, any and all equity or right of redemption, stay or approval of the Chargor shall be automatically waived and released without any further action on the part of the Chargor, all without either demand, advertisement or notice (except as required by applicable law), all of which (to the extent permitted by applicable law) are hereby expressly waived by the Chargor.

(i) In the event of any such sale, the Chargee shall, at least 10 days prior to the proposed sale date, give the Chargor written notice of its intention to sell any of the collateral.

(ii) The Chargee agrees that upon payment and performance in full of the Secured Obligation prior to any such sale, such sale shall be canceled and this

Agreement shall terminate and the Collateral shall be returned to the Chargor free and clear of all Liens.

(iii) Upon each such sale, any Noteholder may purchase all or any of the Charged Shares or other Collateral being sold, free from any equity or right of redemption, which upon each such sale shall be waived and released by the Chargor.

(iv) The proceeds of each such sale shall be applied by the Chargee as provided in Section 11.

(v) The Chargee shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given to the Chargor.

(vi) The Chargee may, without notice, adjourn any public or private sale or cause the same to be adjourned from time to time by notice to the Chargor and by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(vii) If a sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Chargee until the sale price is paid by the purchaser or purchasers thereof, but the Chargee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.

(viii) Neither the Chargee nor any Noteholder shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

(c) The Chargee shall have the right, for and in the name, place and stead of the Chargor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Charged Shares and other Collateral in connection with any sale thereof in accordance with
     Section 8(a) or (b).

9.  Remedies Cumulative:  Indemnification of the Chargee and the Noteholders.
    ------------------------------------------------------------------------
(a) The rights, powers and remedies provided herein in favor of the Chargee shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights in favor of the Chargee existing at law or in equity.

(b) The Chargor hereby agrees to indemnify and hold harmless the Chargee and the Noteholders from and against any loss, liability or expense (including reasonable fees and disbursements of counsel for the Chargee and the Noteholders)
which may be incurred by the Chargee or any of the Noteholders as a result of or in connection with:

(i) any failure by the Chargor to fulfill its obligations under this Agreement, upon demand by the Chargee, including, without limitation, costs and expenses of enforcement of any obligation of the Chargor to make any payment hereunder and any other obligation, covenant or agreement of the Chargor hereunder;

(ii) the enforcement in accordance with the terms of this Agreement, discharge, improvement and protection of the interest of the Chargee hereby created;

(iii) the exercise or attempted exercise of any right, authority, power or remedy conferred on the Chargee under or by virtue of this Agreement or by applicable law; and

(iv) the assisting or defending of any right, title or interest of the Chargor, the Chargee or the Noteholders in connection with the Collateral.

10.  Obligations Absolute.
     --------------------

(a) The obligations of the Chargor hereunder shall not be altered or affected by the validity, regularity or enforceability of any provision of the Purchase Agreement or the Notes, any compromise, alteration, amendment, modification, extension, renewal, release or other change of, or any waiver, consent or other action in respect of, any of the terms, covenants or conditions of any of such agreements, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of the Chargor under the Purchase Agreement or the Notes or any other circumstances. The Chargor hereby covenants that this Agreement shall not be discharged except as a result of a termination event as set forth in Section 23.

(b) Without limiting the generality of the foregoing, the obligations of the Chargor hereunder and the rights of the Chargee to enforce the same by proceedings whether by action at law, equity or otherwise, shall not in any way be affected by any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Chargor or any other Person. To the fullest extent permitted by applicable law, the Chargor waives any legal or equitable defenses to the enforceability of its obligations hereunder, and the Chargor agrees that its obligations shall be absolute and unconditional and shall not be affected or discharged by any circumstance, act or event except as a result of a termination event as set forth in Section 23 including, without limitation, the following:

(i)  the exchange, sale or release of any security for the Secured Obligations;

(ii) the failure to enforce any guarantee or security given or promised by any other Person or the waiver, compromise or release of such other guaranty or security; and

(iii) the extension of time for the performance of any obligations in respect of the Secured Obligations or the Chargor's obligations hereunder.

(c) The Chargor hereby expressly and irrevocably waives notice of acceptance of this Agreement, notice of any liability to which it may apply, presentment, demand, protest or notice of dishonor.

11.  Application of Proceeds.  All moneys collected by the Chargee upon any sale
     -----------------------
or other disposition of the Collateral, together with all other moneys received by the Chargee hereunder, first shall be applied to discharge any costs and
                          -----
expenses of the Chargee in enforcing its rights hereunder whether against the Collateral or otherwise; second, shall be applied in payment of any amounts due
                         ------
under the Notes, the Purchase Agreement or this Agreement; and third, if any
                                                               -----
such moneys shall remain after such applications, shall be paid to the Chargor.

12.  Sale of Collateral.  Upon any sale of the Collateral by the Chargee
     ------------------
hereunder (whether by virtue of the power of sale herein granted, or pursuant to judicial process or otherwise), the receipt of the Chargee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Chargee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

13.  Continuing Obligation.
     ---------------------
(a)  The charge contained in this Agreement shall be:

(i) a continuing security remaining in full force and effect until performance in full of each and every part of the Secured Obligations in whatever currency or currencies the same may from time to time be denominated until this Agreement terminates pursuant to Section 23.

(ii) in addition to and not in substitution for or in derogation of any other security held by the Chargee from time to time in respect of the Secured Obligations;

(b) Any release or discharge of the security constituted by this Agreement shall be conditional upon no security, disposition or payment to the Chargee or the Noteholders being void, avoided, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation or insolvency or for any other reason whatsoever, and if such condition shall not be fulfilled, the Chargee shall be entitled to enforce the security constituted by this Agreement subsequently as if such release or discharge had not occurred and any such payment had not been made.

14.  Chargee Appointed Attorney-in-Fact.
     ----------------------------------

(a) The Chargor hereby irrevocably and by way of security appoints the Chargee to be its attorney (with power to appoint substitute attorneys and to revoke the appointment thereof at any time) for and on the Chargor's behalf and in the Chargor's name and as the Chargor's act and deed:

(i) to execute, seal and otherwise perfect any such document as is referred to in Section 8;

(ii) to do all such acts and execute, deliver and perfect all such documents as the Chargor could do or execute with reference to or in connection with any of the matters dealt with in this Agreement or any documents contemplated by or entered into pursuant hereto or thereto or which may be required or deemed proper for any of the purposes of the security constituted by this Agreement or any documents contemplated by or entered into pursuant hereto or thereto and to use the Chargor's name in the exercise of all or any of the powers conferred by this Agreement or any documents contemplated by or entered into pursuant hereto or thereto upon the Chargee including, without prejudice to the generality of the foregoing, the complete and date the stock transfer forms referred to in Section 5;

(b) The power of attorney hereby granted is, as regards the Chargee and any substitute attorney (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security granted by this Agreement to secure proprietary interest and the performance of obligations owed to the donee within the meaning of The Powers of Attorney Law (1996 Revision).

15.  No Waiver.  No delay on the part of the Chargee in exercising any of its
     ---------
rights, or partial or single exercise thereof, shall constitute a waiver thereof.

16.  Waiver of Subrogation.  Without limiting the generality of the foregoing,
     ---------------------
while this Agreement is in effect, the Chargor hereby irrevocably waives (i) any rights which it may acquire by way of subrogation under this Agreement, whether such subrogation rights arise by any payment made hereunder or any set-off or application of funds of the Chargor by the Chargee or otherwise, and (ii) any right of reimbursement or contribution against any other security or guarantee or right of offset held by the Chargee therefor. If, notwithstanding the preceding sentence, any amount shall be paid to the Chargor on account of any subrogation rights in connection with this Agreement at any time when all of the Secured Obligations shall not have been paid in full, the amount shall be held by the Chargor in trust for the Chargee for the benefit of the Noteholders, segregated from other funds of the Chargor, and shall forthwith upon receipt by the Chargor, be turned over to the Chargee in the exact form received by the Chargor (duly endorsed by the Chargor to the Chargee, if required), to be applied pro rata among the Noteholders on the basis of the outstanding principal amount held by each Noteholder.

17.  Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
the benefit of and be enforceable by the respective successors and assigns of the parties hereto and shall inure to the benefit of the Noteholders and their respective successors and assigns; provided, however, that the Chargor may not
                                   --------  -------
assign or transfer any of its rights or obligations hereunder without the prior written consent of the Chargee acting at the direction of Noteholders holding 75% of the aggregate principal amount of the Notes then outstanding.

18.  Severability.  If any term or provision hereof or the application thereof
     ------------
to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision of applicable law which renders any term or provision invalid or unenforceable in any respect.

19.  Notices.  All notices and other communications provided for hereunder shall
     -------
be made and delivered hereunder in accordance with the terms of Section 7.1.L. of the Purchase Agreement; provided that all such notices shall be sent to a party hereto at its address and contact number set forth below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:

     If to Chargor to:

          Centennial Communications Corp.
          1610 Wynkoop, Suite 300
          Denver, CO 80202
          Attention: Chief Executive Officer
          Fax: (303) 571-5333

     with a copy to:

     Holland & Hart LLP
     555 Seventeenth Street
     Suite 2700
     Denver, CO 80202
     Attention: Michael S. Quinn
     Fax:  (303) 295-8261

     If to Chargee to:

     Prudential Securities Incorporated
     One New York Plaza
     18th Floor

     New York, NY 10292
     Attention: George Alex
     Fax:  (212) 778-3194

20.  Governing Law:  Submission to Jurisdiction.  This Agreement shall be
     ------------------------------------------
governed by and construed in accordance with the laws of the Cayman Islands.
The Chargor and the Chargee submit to the non-exclusive jurisdiction of the courts of the Cayman Islands. For the purposes of any suit, action, proceeding or settlement of dispute in the Cayman Islands courts, the Chargor hereby designates, appoints and empowers Maples & Calder of P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman to accept service of process in respect of any such suit, action, proceeding or settlement of dispute. If, for any reason, such agent no longer serves as agent of the Chargor to receive service of process in the Cayman Islands, the Chargor shall promptly appoint another such agent acceptable to the Chargee and advise the Chargee thereof.

21.  Survival of Agreements.  All representations and warranties made by the
     ----------------------
Chargor under this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement.

22.  Headings.  The section and subsection headings used in this Agreement are
     --------
for convenience only and shall not affect the construction of this Agreement.

23.  Termination.  On the earlier of (i) the date of payment in full of the
     -----------
Secured Obligations, (ii) the date on which greater than 75% of the Notes have been converted, according to their terms, into Common Stock of the Chargor or Shares of Series C Preferred Stock of the Chargor, or (iii) the date on which the Notes have been repurchased pursuant to paragraph 5 of the Notes (except for the provisions of Section 9(b)), this Agreement shall terminate, and the Chargee, at the written request and expense of the Chargor, will promptly execute and deliver to Chargor the proper instruments acknowledging the satisfaction and termination of this Agreement, and will promptly duly assign, transfer and deliver to the Chargor (without recourse and without any representation or warranty) free from any charge granted hereunder and free and clear of all Liens, all of the Charged Shares and other Collateral charged by it hereunder which have been previously delivered to the Chargee except for any which have been sold or otherwise applied or released pursuant to this Agreement.

24.  Execution of Counterparts; Execution by Facsimile.  This Agreement may be
     -------------------------------------------------
executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument. This Agreement may be executed by Facsimile.

25.  Amendments, etc.  No waiver, amendment, modification or termination of any
     ---------------
provision of this Agreement, or consent to any departure by the Chargor therefrom, shall in any event be effective unless such waiver, amendment, modification, termination or consent is in writing and signed by the Chargee. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

26.  Further Assurances.  The Chargor hereby agrees, at its own expense, to
     ------------------
execute and deliver, from time to time, any and all further or other instruments, and to perform such acts, as the Chargee or the Noteholders may perfect and give full effect to the purposes of this Agreement and to secure to the Chargee and the Noteholders the benefits of all rights, powers and remedies conferred upon the Chargee by the terms of this Agreement, including, without limitation, the payment of any necessary stamp taxes. In the event that at any time hereafter, due to any change in circumstances, including without limitation, any change in any applicable law, or any decision hereafter made by a court construing any applicable law, it is, in the opinion of counsel for the Chargee, necessary or desirable to file or record this Agreement or other instrument or document in respect of this Agreement or the charge made hereunder, the Chargor agrees to pay all fees, costs and expenses of such recording or filing and to execute and deliver any instruments that may be necessary or appropriate to make such filing or recording effective.

27.  Concerning the Chargee.  The Chargee is entering into this Agreement not in
     ----------------------
its individual capacity, but solely as collateral agent for the Noteholders under the Notes and this Agreement, and solely pursuant to the express direction of the Noteholders thereunder. In performing any acts hereunder, the collateral agent shall take direction from the Noteholders, pursuant to the applicable terms of the Notes and this Agreement.

28.  Indemnification.  The Chargor hereby agrees to indemnify and hold the
     ---------------
Chargee and its affiliates, officers and directors harmless for any damages, losses, claims or expenses (including reasonable attorneys fees) ("Damages") arising out of any action taken by the Chargee in its capacity as collateral agent or Chargee acting at the direction of the Noteholders pursuant to the Notes or this Agreement except for any Damages arising out of or due to the gross negligence or willful misconduct of the Chargee.
                        *    *    *    *    *    *    *

     IN WITNESS WHEREOF, this Deed of Charge has been executed and delivered as a deed the date and year above written.

                         CENTENNIAL COMMUNICATIONS CORP.,

                         as Chargor


                         By:

                         Name:

                         Title:


                         PRUDENTIAL SECURITIES INCORPORATED,

                         as Chargee


                         By:

                         Name:

                         Title

                                  SCHEDULE ONE
                                 Deed of Charge
                                 Charged Shares

 Name of Issuing                Type of                    Number of                         Holder of
 Company                        Shares                      Shares                             Record
---------------------------------------------------------------------------------------------------------------------
Centennial Cayman              Ordinary                       66                  Centennial Communications Corp.
 Corp.
SMR Direct Cayman              Ordinary                       66                  Centennial Communications Corp.
 Corp.

                                  SCHEDULE TWO
                            Centennial Cayman Corp.
                               IRREVOCABLE PROXY

The undersigned being the owner of 66 ordinary shares ("Shares") of Centennial Cayman Corp., a Cayman Islands company, hereby makes, constitutes and appoints Prudential Securities Incorporated, as Collateral Agent (the "Chargee") as the true and lawful attorney and proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time to after the occurrence and during the continuance of any Event of Default vote all or any of the Shares at all annual and extraordinary general meetings of shareholders of Centennial Cayman Corp., with the same force and effect as the undersigned might or could do and to requisition and convene a meeting or meetings of the Shareholders of Centennial Cayman Corp. for the purpose of appointing or confirming the appointment of new directors of Centennial Cayman Corp. and/or such other matters as may in the opinion of the Chargee be necessary or desirable for the purposes of implementing the charge referred to below, and the undersigned hereby ratifies and confirms all that the said proxy or its nominee or nominees shall do or cause to be done by virtue hereof.

The Shares have been charged to the Chargee pursuant to a Deed of Charge ("Charge") dated as of October 3, 1997. This proxy is coupled with an interest and is irrevocably and shall remain irrevocable as long as the Charge is outstanding and in effect.

IN WITNESS whereof this instrument has been duly executed as a deed this _______day of October, 1997.


Signed and delivered by      CENTENNIAL COMMUNICATIONS CORP.
in the presence of:



                             By:
_______________________      Name:
Witness                      Title:

                                  SCHEDULE TWO
                            SMR Direct Cayman Corp.
                               IRREVOCABLE PROXY

The undersigned being the owner of 66 ordinary shares ("Shares") of SMR Direct Cayman Corp., a Cayman Islands company, hereby makes, constitutes and appoints Prudential Securities Incorporated, as Collateral Agent (the "Chargee") as the true and lawful attorney and proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time to after the occurrence and during the continuance of any Event of Default vote all or any of the Shares at all annual and extraordinary general meetings of shareholders of SMR Direct Cayman Corp., with the same force and effect as the undersigned might or could do and to requisition and convene a meeting or meetings of the Shareholders of SMR Direct Cayman Corp. for the purpose of appointing or confirming the appointment of new directors of SMR Direct Cayman Corp. and/or such other matters as may in the opinion of the Chargee be necessary or desirable for the purposes of implementing the charge referred to below, and the undersigned hereby ratifies and confirms all that the said proxy or its nominee or nominees shall do or cause to be done by virtue hereof.

The Shares have been charged to the Chargee pursuant to a Deed of Charge ("Charge") dated as of October 3, 1997. This proxy is coupled with an interest and is irrevocably and shall remain irrevocable as long as the Charge is outstanding and in effect.

IN WITNESS whereof this instrument has been duly executed as a deed this _______day of October, 1997.


Signed and delivered by      CENTENNIAL COMMUNICATIONS CORP.
in the presence of:



------------------------     By:
Witness                      Name:
                             Title:

                                 SCHEDULE THREE
                             Letter of Resignation

To:  [      ]      Dated:
     [      ]
     [      ]
     [      ]
     [      ]

Dear Sirs,

1. I hereby resign as a Director of the Company and confirm that I have no claims against the Company for loss of office, arrears of pay or otherwise howsoever.

2. This resignation is to be effective as to the date hereof. You are hereby authorized to complete this letter by dating the same at any time after you
     are notified by [    ] that an Event of Default or an Event of Termination
     (as defined in the [      ] Agreement dated as of [      ]) has occurred.

Yours faithfully,


[        ]

                                                                       EXHIBIT A
                                                                       ---------

                          FORM OF SHARE TRANSFER FORM

Centennial Communications Corp., a Delaware corporation, (hereinafter called the "Transferor") of 1610 Wynkoop, Suite 300, Denver, Colorado 80202 for good and valuable consideration, the receipt of which is hereby acknowledged, HEREBY TRANSFERS to ____________________ hereinafter called "the Transferee") of ________ the 66 ordinary shares of SMR Direct Cayman Corp. represented by certificate number _____ registered in its name in the undertaking called ________ to hold the same unto the Transferee subject to the several conditions on which it holds the same.


Dated this ________day of October, 1997.

                              CENTENNIAL COMMUNICATIONS CORP.


                              By:
                              Name:
                              Title:

Witness to the signature
to the Transferor

                                                                       EXHIBIT A
                                                                       ---------

                          FORM OF SHARE TRANSFER FORM

Centennial Communications Corp., a Delaware corporation, (hereinafter called the "Transferor") of 1610 Wynkoop, Suite 300, Denver, Colorado 80202 for good and valuable consideration, the receipt of which is hereby acknowledged, HEREBY TRANSFERS to ____________________ hereinafter called "the Transferee") of ________ the 66 ordinary shares of Centennial Cayman Corp. represented by certificate number _____ registered in its name in the undertaking called ________ to hold the same unto the Transferee subject to the several conditions on which it holds the same.


Dated this ________day of October, 1997.

                              CENTENNIAL COMMUNICATIONS CORP.


                              By:
                              Name:
                              Title:

Witness to the signature
to the Transferor

                                   EXHIBIT G
                            STOCK OPTION AGREEMENTS

                                   EXHIBIT H
                         LIST OF DISQUALIFIED PERSONS

                                                           As of October 1, 1996

                         LIST OF DISQUALIFIED PERSONS
                         ----------------------------

Foundation Trustees
-------------------

Susan V. Berresford
         Jeremy Vail Stein

Frances D. Fergusson
         Michael Moohr (spouse)

Kathryn S. Fuller
         Stephen Paul Doyle (spouse)
         Sarah Elizabeth Taylor
         Michael Stephen Doyle
         Matthew Scott Doyle

Robert D. Haas
         Colleen Gershon Haas (spouse)
         Elise Kimberly Haas

Sir Christopher Hogg
         Lady Anne Hogg (spouse)
         Catherine Hogg
         Cressida Hogg

Wilmot G. James
         Gabreile Eva James (spouse)

Vernon E. Jordan, Jr.
         Ann Jordan (spouse)
         Vickee Jordan Adams
         Barry Monroe Adams

David T. Kearns
         Shirley Virginia Kearns (spouse)
         D. Todd Kearns, Jr.
         Susan Kearns Alderman
         Michael Alderman
         Elizabeth Kearns Krame
         Scott Krame
         Anne Kearns Fields
         Jack Fields
         Andrew Cox Kearns
         Elizabeth Kearns Young
         Van Young

Wilma P. Mankiller
         Charlie Soap (spouse)
         Gina Olaya
         Felicia Swake

Yolanda T. Moses
         James Bawek (spouse)
         Antonia Bawek
         Shana Bawek

Luis G. Nogales
         Rosita Nogales (spouse)
         Alicia Fipp Nogales
         Maria Christina Nogales

Olusegun Obasanjo
         Stella Obasanjo (spouse)

Henry B. Schacht
         Nancy Godfrey Schacht (spouse)
         James G. Schacht
         Laura B. Schacht Bilieie
         George William Bilieie, Jr.
         Jane S. Schacht Moray
         David Moray
         Benjamin Brewer Moray
         Mary B. Schacht

M.S. Swaminathan
         Mina Swaminathan (spouse)
         Soumya Swaminathan
         Madhura Swaminathan
         V.K. Ramachandran
         Nitya Swaminathan

Ratan Naval Tata

Carl Weisbrod
         Jody Adams (spouse)
         Billy Weisbrod

Foundation Officers
-------------------

Alison Bernstein
        Beverly Bernstein (parent)
        Emma Brown-Bernstein
        Julia Brown-Bernstein

Robert Curvin
        Patricia Curvin (spouse)
        Frank Curvin
        Nicole Curvin

Nancy Feller
        Michael Feller (spouse)
        Jason Feller
        Benjamin Feller
        Katherine Feller

Barry D. Gaberman
        Macky Gaberman (parent)
        Barbara Gordon (parent)
        Joan Gaberman (spouse)
        Brynn Gaberman
        Denise Gaberman

Nicholas Gabriel
        Lillian Gabriel (spouse)
        James Gabriel
        Michele Gabriel
        Evan Gabriel

Melvin Oliver
        Suzanne Loth Oliver (spouse)

Bradford Smith
        Virginia Botelho (spouse)

Linda B. Strumpf
        Jonathan A. Strumpf (spouse)

Barron M. Tenny
        Ursula Tenny (spouse)
        Daniel Bentele Tenny
        Susanna Tenny

The Ford Family
---------------
(Henry Ford) m. (Clara Bryant Ford)
          (Edsel Ford) m. (Eleanor Clay Ford)
                         (Henry Ford II) m. Kathleen Ford
                                Charlotte Ford
                                        Elena Ford
                                              Charlotte Anne Ford-Olender
                                Anne Ford
                                       Alessandro Uzielli
                                       Allegra Uzielli
                                Edsel Bryant Ford m. Cynthia Layne Neskow Ford
                                       Henry Ford III
                                       Calvin Robert Ford
                                       Stewart Spencer Ford
                                       Albert Bishop Ford
                         (Benson M. Ford) m. (Edith M. Ford)
                                Benson Ford, Jr. m Lisa Adams Ford
                                Lynn McNaughton Ford Alandt m. Paul Alandt
                         Josephine Ford m.(Walter B. Ford II)
                                 Walter B. Ford III
                                       Bridget Monroe Ford
                                       Lindsey Zedar Ford
                                       Wendy Bryant Ford
                                       Barbara Buhl Ford
                                Eleanor Ford Bourke m. Frederic A. Bourke, Jr.
                                       Frederic A. Bourke III m.
                                       Allison K. Bourke
                                             Frederic A. Bourke IV
                                             Leses K. Bourke
                                       Eleanor F. Bourke
                                       Denis Michael Bourke
                                       Josephine Ford Ingle m. John Ingle, Jr.
                                       Jason W. Ingle
                                       Julie Caroline Ingle
                                       John W. Ingle III
                                       Josephine Clay Ingle
                                Albert Brush Ford m. Shamila Ford
                                       Amrita Virginia Ford
                                       Anisha B. Ford
                           William Clay Ford m. Martha Firestone Ford
                                Martha Ford Morse m. Peter c. Morse
                                       Peter Clay Morse
                                       Lisa Dillon Morse
                                Sheila Ford Hemp m. Steven Hamp
                                       Michael Ford Hamp
                                       Christopher Firestone Hamp
                                       Peter Kautz Hamp
                                William Clay Ford, Jr. m. Lisa V. Ford
                                       Eleanor Clay Ford
                                       Alexandra Bryant Ford
                                       William Clay Ford III
                                Elizabeth Hudson Ford m. Charles P. Konmlis II
                                       Eliza Hudson Konmlis
                                       Jeffrey Ford Konmlis

(deceased)

FORD MOTOR COMPANY
FORD MOTOR COMPANY FUND

================================================================================
                        INDEX of DOMESTIC SUBSIDIARIES
--------------------------------------------------------------------------------
1st Nationwide Network, Inc., (DE)
3000 Schaefer Road Company, (MI)
5850 Corporation, (CO)
6805 Corporation, (CO)
AFC Securities Inc., (DE)
AFSC Agency, Inc., (AR)
AFSC Agency, Inc., (AZ)
AFSC Agency, Inc., (CA)
AFSC Agency, Inc., (DE)
AFSC Agency, Inc., (HI)
AFSC Agency, Inc., (ID)
AFSC Agency, Inc., (KY)
AFSC Agency, Inc., (LA)
AFSC Agency, Inc., (MS)
AFSC Agency, Inc., (MT)
AFSC Agency, Inc., (NC)
AFSC Agency, Inc., (NM)
AFSC Agency, Inc., (NV)
AFSC Agency, Inc., (SD)
AFSC Agency, Inc., (VA)
AFSC Agency, Inc., (WA)
AFSC Agency, Inc., (WY)
AFSC Insurance Company, Inc., (IN)
Airlease Ltd (Partnership), (CA)
Airlease Management Services, Incorporated, (DE)
Alinco Life Insurance Company, (IN)
Allied Financial Services Insurance Agency, Inc., (MA)
American Renaissance Insurance Company, (AZ)
American Road Services Company, (DE)
Aries Technology, (DE)
Aspen Hills, Inc., (TX)
Assembly Plant Material Services, Inc., (DE)
Associates Auto Club Services, Inc., (IN)
Associates Bancorp, Inc., (DE)
Associates Capital Services Corporation of New Jersey
Associates Capital Services Corporation, (IN)
Associates Commercial Corporation of Delaware
Associates Commercial Corporation, (AL)
Associates Commercial Corporation, (DE)
Associates Commercial Finance Corporation, (DE)
Associates Commerical Leasing Company, Inc., (DE)
Associates Consumer Discount Company, (PA)
Associates Consumer Money Order, Inc., (DE)
Associates Corporation of North America (A Texas Corporation)
Associates Corporation of North America, (DE)
Associates Credit Card Services of Delaware, Inc.
Associates Credit Card Services, Inc., (CA)
Associates Discount Corporation of Delaware, Inc.
Associates Diversified Insurance Services, Inc., (CA)
Associates Diversified Services, Inc., (TX)
Associates Diversified Services, Inc., (DE)

Associates Express Company, Inc., (IN)
Associates Finance, Inc., (IA)
Associates Finance, Inc., (IL)
Associates Financial Life Insurance Company of Nevada
Associates Financial Life Insurance Company of Texas
Associates Financial Life Insurance Company, (TN)
Associates Financial Services Company of Alabama, Inc.
Associates Financial Services Company of America Inc., (KS)
Associates Financial Services Company of Arizona, Inc.
Associates Financial Services Company of California, Inc.
Associates Financial Services Company of Colorado, Inc.
Associates Financial Services Company of Connecticut, Inc.
Associates Financial Services Company of Delaware, Inc.
Associates Financial Services Company of Dover, Inc.
Associates Financial Services Company of Florida, Inc.
Associates Financial Services Company of Hawaii, Inc.
Associates Financial Services Company of Idaho, Inc.
Associates Financial Services Company of Indiana, Inc.
Associates Financial Services Company of Iowa, Inc.
Associates Financial Services Company of Kansas, Inc.
Associates Financial Services Company of Kentucky, Inc.
Associates Financial Services Company of Maryland, Inc.
Associates Financial Services Company of Massachusetts, Inc.
Associates Financial Services Company of Michigan, Inc.
Associates Financial Services Company of Mississippi, Inc.
Associates Financial Services Company of Missouri, Inc.
Associates Financial Services Company of Montana, Inc.
Associates Financial Services Company of Nebraska, Inc.
Associates Financial Services Company of Nevada, Inc.
Associates Financial Services Company of New Castle Inc., (DE)
Associates Financial Services Company of New Hampshire, Inc.
Associates Financial Services Company of New Jersey, Inc.
Associates Financial Services Company of New Mexico, Inc.
Associates Financial Services Company of New York, Inc.
Associates Financial Services Company of North Carolina, Inc.
Associates Financial Services Company of North Dakota, Inc.
Associates Financial Services Company of North Wilmington, Inc. (DE) Associates Financial Services Company of Ogden, Inc., (UT)
Associates Financial Services Company of Ohio, Inc.
Associates Financial Services Company of Oklahoma, Inc.
Associates Financial Services Company of Oregon, Inc.
Associates Financial Services Company of Rhode Island, Inc.
Associates Financial Services Company of South Carolina, Inc.
Associates Financial Services Company of South Dakota, Inc.
Associates Financial Services Company of Tennessee, Inc., (IN)
Associates Financial Services Company of Texas, Inc.
Associates Financial Services Company of Utah, Inc.
Associates Financial Services Company of Virginia, Inc.
Associates Financial Services Company of Washington, Inc.
Associates Financial Services Company of West Virginia, Inc.
Associates Financial Services Company of Wisconsin, Inc.
Associates Financial Services Company of Wyoming, Inc.

Associates Financial Services Company, Inc., (AL)
Associates Financial Services Company, Inc., (DE)
Associates Financial Services Corporation of Boone County., (KY) Associates Financial Services Corporation of Bowling Green, (KY) Associates Financial Services Corporation of Lexington., (KY) Associates Financial Services Corporation, (GA)
Associates Financial Services Corporation, (IN)
Associates Financial Services Corporation, (KY)
Associates Financial Services Corporation, (NJ)
Associates Financial Services Corporation, (OH)
Associates Financial Services Corporation, (RI)
Associates Financial Services of America, Inc., (AZ)
Associates Financial Services of America, Inc., (CT)
Associates Financial Services of America, Inc., (DE)
Associates Financial Services of America, Inc., (FL)
Associates Financial Services of America, Inc., (GA)
Associates Financial Services of America, Inc., (LA)
Associates Financial Services of America, Inc., (MA)
Associates Financial Services of America, Inc., (MO)
Associates Financial Services of America, Inc., (NC)
Associates Financial Services of America, Inc., (NH)
Associates Financial Services of America, Inc., (VA)
Associates Financial Services of America, Inc., (WA)
Associates Financial Services of America, Inc., (WV)
Associates Financial Services, Inc., (AZ)
Associates First Capital Corporation, (DE)
Associates First Capital Mortgage Corporation, (FL)
Associates First National Corporation, (DE)
Associates Industrial Loan Company, (MN)
Associates Insurance Company, (IN)
Associates Insurance Group, Inc., (DE)
Associates International Holdings Corporation, (NY)
Associates International Management Company, (DE)
Associates Investment Company, (DE)
Associates Investment Corporation, (UT)
Associates Leasing Corporation of Indiana
Associates Leasing, Inc., (IN)
Associates Life Insurance Group, Inc., (DE)
Associates Lloyds Insurance Company, (TX)
Associates Management Corporation, (DE)
Associates Mortgage Company, (KY)
Associates Mortgage Corporation, (NV)
Associates National Bank, (DE)
Associates National Mortgage Corporation, (DE)
Associates Real Estate Financial Services Company Inc., (DE) Associates Relocation Management Company of Delaware
Associates Relocation Management Company of New Jersey Associates Relocation Management Company of Texas
Associates Relocation Management Company, Inc., (CO)
Associates World Capital Corporation, (DE)
Associates/Trans-National Leasing, Inc., (DE)
AT&T Automotive Services, Inc., (DE)

AT&T Fleet Services, (DE)
Atlantic Automotive Components, A Michigan Partnership
AutoAlliance International, Inc.
Autolatina America, Inc., (DE)
Automotive Polymer Based Composites Joint Research and Development, (MI) Bancinsure Corporation of Wyoming
Bancinsure Corporation, (CA)
Beech Holdings, (DE)
Best Impression Copy Services, Inc., (CA)
Bloomfield Mortgage Corporation, (MI)
Capco Claim Service, Inc., (IL)
Capco General Agency, Inc., (IL)
Capco General Agency, Inc., (IN)
Capco General Agency, Inc., (MI)
Capco General Agency, Inc., (NY)
Capco General Agency, Inc., (VA)
Capital Insurance Agency, Inc., (KY)
Capricorn Investors Limited Partnership, (DE)
Cardinal Mortgage Corporation, (OH)
Cardinal Redevelopment Corporation, (MO)
Carlex Glass Company, (DE)  Partnership
Carnegie Group, Inc., (DE)
Ceradyne, Inc., (DE)
Chase Manhattan Leasing Company (Michigan) Inc.
Cimflex Teknowledge Corporation, (PA)
Clark Credit Corporation, (MI)
Clark Rental Systems, Inc., (MI)
Colrad Development Corporation, (CO)
Columbia Fairfield, Inc., (FL)
Columbia Investment Services, Inc., (CO)
Columbia Savings, A Federal Savings and Loan Association
Commercial Guaranty Insurance Company, (DE)
Conix Corporation, (DE)
Cummins Engine Company, Inc., (IN)
Dearborn Capital Corporation, (DE)
Detroit Downtown Development Corporation, (DE)
Dobco Life Insurance Company, (AZ)
Dove Appraisal Service, Inc., (CA)
Dove Appraisal Service, Inc., (CO)
Dove Escrow Co., (CA)
Dove Escrow of Arizona, Inc.
Dove Escrow of Hawaii, Inc.
Dove Escrow of New Mexico, Inc.
Dove Escrow of Oregon, Inc.
Dove Escrow of Washington, Inc.
Dunlop Automotive Composites Inc., (DE)
E.N. One, Inc., (LA)
E.P.M. 83-10, Inc., (CO)
East Coast Transportation, Incorporated, (SC)
Edelson Technology Partners II, (DE)
Enviromental Science Research and Development Partnership, (MI)
Environ, Inc., (DE)

Equity Plaza, Inc., (NJ)
Estates at Gleneagle, Inc., (CO)
Evergreen Valley Development Corp., (OH)
Excel Industries Inc., (IN)
Executive Ventures, Ltd., (DE)
E.V.F., Inc., (FL)
Fairlane Golf, Inc., (DE)
Fairlane Life Insurance Company, (AZ)
Fairtel Associates, (MI)
Family Financial Services, Inc., (AL)
Family Financial Services, Inc., (FL)
FC Holdings, Inc., (DE)
First Family Financial Services Inc., (FL)
First Family Financial Services Management Corp., (GA)
First Family Financial Services of Georgia, Inc., (GA)
First Family Financial Services, Inc., (AL)
First Family Financial Services, Inc., (GA)
First Family Financial Services, Inc., (IN)
First Family Financial Services, Inc., (LA)
First Family Financial Services, Inc., (MS)
First Family Financial Services, Inc., (NC)
First Family Financial Services, Inc., (SC)
First Family Financial Services, Inc., (TN)
First Family Home Equity, Inc., (FL)
First Family Home Equity, Inc., (NC)
First Insurance Agency, Inc., (KY)
First Nationwide Bank, A Federal Savings Bank
First Nationwide Building Owners Association, (CA)
First Nationwide Financial Corporation, (DE)
First Ohio Service Corporation
First Prudential Corporation, (MO)
First Western Mortgage Corporation of Illinois
FN Investment Center of New York, Inc.
FN Investment Center, Inc., (CA)
FN Projects, Inc., (CA)
FNB Mortgage Corp. (CA)
FNS Corporate Funding, Inc., (CA)
FNS Mortgage Corp., (CA)
Ford Asia-Pacific, Inc., (DE)
Ford Auto Club, Inc., (DE)
Ford Automotive Components Operations, Inc. (DE)
Ford Colorado Properties, Inc., (DE)
Ford Communications, Inc., (DE)
Ford Consumer Discount Company, (PA)
Ford Consumer Finance Company, Inc., (NY)
Ford Consumer Finance Industrial Loan Company, (MN)
Ford Consumer Loan Corporation, (DE)
Ford Credit Auto Receivables Corporation, (DE)
Ford Direct Markets, Inc., (DE)
Ford Electronics and Refrigeration Corporation, (DE)
Ford Equipment Leasing Company, (DE)
Ford Financial Services, Inc., (DE)

Ford Glass and Metal, Inc., (DE)
Ford Holdings, Inc., (DE)
Ford International Business Development, Inc., (DE)
Ford International Capital Corporation, (DE)
Ford International Export Sales (Asia-Pacific Region) Inc., (DE)
Ford International Finance Corporation, (DE)
Ford International Services, Inc., (DE)
Ford Investment Partnership, A Michigan Partnership
Ford Leasing Development Company, (DE)
Ford Life Insurance Company, (MI)
Ford Microelectronics, Inc., (DE)
Ford Mortgage Investment Corporation, (OH)
Ford Motor Credit Company, (DE)
Ford Motor Dealership Facilities Company, (DE)
Ford Motor Land Development Corporation, (DE)
Ford Motor Land Services Corporation, (DE)
Ford Motor Properties, Inc., (DE)
Ford New Holland Credit Company, (DE) (Partnership)
Ford of Europe Incorporated, (DE)
Ford Overseas Services Corporation, (DE)
Ford Plastic and Trim Products International, Incorporated, (DE)
Ford Supercomputers, Inc., (DE)
Fordson Coal Company, (DE)
Fruehauf Finance Company, (MI)
Geometric Results Incorporated, (DE)
Ghia, Inc., (DE)
Great Dane Finance Company, (DE)
Greenfield Properties, Inc., (DE)
HCM Claim Investigations, Inc., (CA)
HCM Marketing Corporation, (DE)
Henry Ford Village, Inc., (MI)
Hertz Claim Management Corporation, (DE)
Hertz Equipment Rental Corporation, (DE)
Hertz Equipment Rental International, Ltd., (DE)
Hertz Executive Marketing Services, Incorporated, (DE)
Hertz International, Limited, (DE)
Hertz Realty Corporation, (DE)
Hertz System, Incorporated, (DE)
Hertz Technologies, Inc., (DE)
Hertz Transporting, Incorporated, (DE)
Hertz Van Pool Leasing, Incorporated, (DE)
Hertz Vehicle Sales Corporation, (DE)
High Speed Serial Data Communications Research and Development, (MI) Hotel Rosemont Service Corporation, Inc., (IL)
Humbolt Mining Company, (MI)
Inference Corporation, (CA)
International Marine Insurance Agency, Inc., (IL)
International Marine Underwriters, Inc., (FL)
Jaguar Cars Incorporated, (DE)
Jaguar Credit Corporation, (DE)
Jaguar Motors, Inc., (DE)
James River Holdings, Inc., (VA)

Kayser Leasing Corporation, (WI)
Kentucky Finance Co., Inc.  AL
Kentucky Finance Co., Inc., (KY)
Kentucky Finance Co., Inc., Bristol, VA (KY)
Kentucky Finance Co., Inc., MO, (KY)
Kentucky Finance Equity Services, Inc., (KY)
Kentucky Finance Co., Inc., (KY)
KFC Mortgage Loans, Inc., (VA)
LFS Capital Corp., (NJ)
Lincoln Motor Company Inc., (MI)
Lincoln Ventures Corp., (NJ)
Lisle Center, Inc., (IL)
Manheim Auctions, Inc., (DE)
Marlo Properties Company, (DE)
Master Mortgage Company, (CA)
Mellon Consumer Discount Company, (PA)
Mellon Financial Services Corporation, (DE)
Metropolitan Realty Corporation, (MI)
Morco General Agency, Inc., (OH)
MTP Enterprises, Inc., (DE)
Nascote Industries, Inc., (DE)
New River Castings Company, (DE)
Niles Investment Company, (IL)
Northern Credit Co., Inc., (WI)
Northern Insurance Agency of Wisconsin, Inc., (WI)
Northern Insurance Agency, Inc., (IL)
Omicron Exploration Corporation, (DE)
Orange Blossom Capital Corp., (NJ)
P.O.C. Realty Inc., (CO)
Park Ridge Corporation, (DE)
Parker Center Inc., (CO)
Parklane Insurance Company, (MI)
Pathway Capital Corporation, (DE)
Pathway Credit Corporation, (DE)
Pathway Insurance Agency, Inc., (IL)
Pathway Investment Center, Inc., (IL)
Pathway Lands Incorporated, (OH)
Penstone, Incorporated, (MI)
Philco Finance Corporation, (DE)
Pine Creek at Briargate, Inc., (CO)
Points of Colorado, Inc.
Prairie Development, Ltd., (IL)
Predelivery Service Corporation, (DE)
Primus Automotive Financial Services, Inc., (NY)
Realty Sales, Inc., (MO)
Regain, (CA)
Renaissance Center Venture, (MI)
Retained Risk Management, Inc., (CA)
Riverdale International Sales, Incorporated, (VI)
RWPI Inc., (IL)
Seating Systems Technology Incorporated, (DE)
Seating Systems Technology U.S., Inc., (DE)

Second Insurance Agency, Inc., (MO)
Shoppers Mart, Inc., (TX)
Signal Credit Corporation, (DE)
Signal Finance Consumer Discount Company, (PA)
Signal Finance Mortgage Company, Inc., (DE)
Smartz Vehicle Rental Corporation, (DE)
Software Productivity Consortium, (CA)
Specialty Claims Service, Inc., (IN)
Spectrum Holdings, Inc., (IL)
St. Louis Fedservice Corporation, (MO)
Supercomputer Systems Limited Partnership, (WI)
TAC of Alabama, Inc., (DE)
TAC of Florida, Inc., (DE)
TAC of Tennessee, Inc., (DE)
Taft Haus, Inc., (TX)
TG-Ford Associates, (MI)
The American Road Insurance Company, (MI)
The Associates Corporation, (DE)
The Associates Payroll Management Service Company, Inc., (DE) The Dearborn Inn Company, (DE)
The Hertz Corporation, (DE)
Third Insurance Agency, Inc., (KY)
Transnetwork Insurance Services, (CA)
TranSouth Financial Corporation, (SC)
TranSouth Mortgage Corporation, (SC)
Transport Acceptance Corporation, (DE)
Trust Company for USL, Inc., (IL)
U.S. Advanced Battery Consortium
United States Airlease Holding, Incorporated, (CA)
United States Airlease, Incorporated, (CA)
United States Auto Club, Motoring Division, Inc., (IN)
United States Equipment Management Services, Incorporated, (CA) United States Fleet Leasing, Incorporated, (CA)
United States Investment Management Services, Incorporated, (TX) United States Leasing International, Incorporated, (DE)
United States Leasing Pipeline Leasing, Incorporated, (TX) United States Portfolio Management Services, Incorporated, (CA) United Truck Leasing, Incorporated, (DE)
United Truck Leasing, Incorporated, (MN)
USEIF-I Equipment Leasing Corporation, (NY)
USEIF-II Equipment Management Corporation (Partnership), (NY) USL Securities Corporation, (CA)
USLI Fleet Financing, Inc., (DE)
Vandenberg Leasing, Inc., (MI)
View Engineering Inc., (DE)
Vista Insurance Company, (MI)
Vista Life Insurance Company of Texas
Vista Life Insurance Company, (MI)
Vocational Technology, Inc., (CA)
VT Finance, Inc., (DE)
Watchguard Registration Services, Inc., (IN)

Willowbend Holdings, Inc., (FL)
WSFC Development Inc., (OH)


09/10/93

FORD MOTOR COMPANY
FORD MOTOR COMPANY FUND

================================================================================
                             FOREIGN SUBSIDIARIES
                                  BY COUNTRY
--------------------------------------------------------------------------------

          Transportation Reinsurance Limited (British Virgin Islands)
Argentina
          Autolatina Argentina S.A.
          Autolatina Argentina S.A. de Ahorro Para Fines Determinados Hertz Argentina S.A.C.
          Invercred Compania Financiera S.A.
          Matalurgica Constritucion S.A.
          Transax Socieded Anonima, Comercial, Industrial y Financiera Volkswagen Inversiones S.A.
          Volkswagen Sociedad Anonima de Ahorro Para Fines Determinado
Australia
          Australian Road Credit Limited
          Australian Road Insurance Limited
          Foral Service Proprietary Limited
          Ford Credit Australia Limited
          Ford Credit Australia Wholesale Limited
          Ford Motor Company of Australia Limited
          Ford Sales Company of Australia Limited
          Hertz Asia Pacific Pty. Ltd.
          Hertz Australia Pty, Limited
          Hertz Car Sales Pty, Ltd.
          Hertz Investment (Holdings) Pty. Limited
          JRA Holdings Limited
          National Acceptance Corporation PTY Ltd.
          PLA Holdings Ltd (PLA)
          Portfolio Leasing Australia Management
          Tickford Vehicle Engineering Pty. Ltd.
Austria
          Ford Bank Aktiengesellschaft (Austria)
          Ford Factoring Gmbh
          Ford Motor Company (Austria) K.G.
Barbados
          Transportation Reinsurance (Barbados) Limited
Belgium
          Acelease S.A.
          Axus, S.A.
          Criee Automobile S.A.
          Ford Credit N.V.
          Ford Motor Company (Belgium) N.V.
          Hertz Coordination Centre S.A.
          Transports Servais et Fils S.A.
Bermuda
          Associates Diversified Investment Ltd.
          Financial Reassurance Company, Ltd.
          FM FSC Ltd.
          Interlocutary Limited
          Transcon Insurance Limited

Brazil
         Apolo Administradora de Sens S/C Ltda.
         Autolatina Brasil S.A.
         Autolatina Comercio Negocios e Participacoes Ltda.
         Autolatina Distribuidora de Titulos e Valores Mobiliaros Ltd Autolatina Financiadora S.A. - Credito, Financiamento e Inves Autolatina Leasing S/A - Arrandamento Mercantil
         Autolatina Previdencia Privadz
         Autolatina S.A.
         Banco Autolatina S.A.
         Consorcio Nacional Ford Ltda.
         Consorcio Nacional Volkswagen Ltda.
         FB Empreandimentos S.A.
         Ford Distribuidora de Productos de Petroleo Ltda.
         Ford Industria e Comercio Ltda.
         Ford Participacoes, Empreendimentos e Negocios Ltda.
         Fundacao Autolatina
         Inter-Locadora S/A
         Promocoes Universals S.C. Ltda.
         Sao Bernardo Administradors de Consorcios Ltda.
         Sociedade Paulista de Aparelhos Domesticos "SPAD" Ltda.
         Transglobal Corretgem de Seguros Ltda.
         Volkswagan Factoring Fomento Comercial S/A

Canada
         Associates Capital Corporation of Canada
         Associates Commercial Corporation of Canada Ltd.
         Canadian Road Credit Company, Limited
         Conix Canada, Inc.
         Essex Manufacturing (A Partnership)
         Ford Credit Canada Limited
         Ford Electronics Manufacturing Corporation
         Ford Ensite International Inc. (Canada)
         Ford Motor Company of Canada, Limited
         Ford New Holland (Canada) Credit Company (Partnership)
         Ford Transportation Services Limited
         Hertz Canada Limited
         IRC Equipment Leasing, Incorporated
         Jaguar Canada Inc.
         TCG, International

Czechoslovakia
         Autopal s.r.o.
         Ford Czechoslovakia
         Ford Czechoslovakia Limited

Denmark
         Ford Credit A/S
         Ford Motor Company A/S
         Hertz Biludlejning A/S

Egypt
         Alexandria Automotive Company SAE

England
         A. M. Lagonda North America, Inc.
         Associates Capital (Guernsey) Limited
         Associates Capital (Jersey) Limited
         Associates Capital Corporation Limited
         Associates Financial Corporation Limited
         Associates Mortgage Corporation Limited
         Aston Martin (RDP) Limited
         Aston Martin Finance Limited
         Aston Martin Lagonda Design Limited
         Aston Martin Lagonda Group Limited
         Aston Martin Lagonda Limited
         Aston Martin Oxford Limited
         Aston Martin Sales Limited
         Auto Club International Limited
         Automotive Finance Limited
         Axus (U.K.) Limited
         Cheshire Commercial Finance Limited
         Cumberland Insurance Company Limited
         Daimler Hire Limited
         Daimler Transport Vehicles Limited
         Dunlop Automotive Composites (UK) Limited
         Ford Automotive Leasing Limited
         Ford Capital plc
         Ford Contract Motoring Management Limited
         Ford Credit Europe plc
         Ford Credit Funding plc
         Ford Financial Trust Limited
         Ford Fleet Financing Limited
         Ford Lease Financing Limited
         Ford Motor Company Limited
         Ford Personal Import Export Limited
         Hawtin & Partners (Nominees) Limited
         Hertz (U.K.) Limited
         Hertz Car Sales Limited
         Hertz Equipment Rental (Europe) Limited
         Hertz Equipment Rental (U.K.) Limited
         Hertz Europe Limited
         Hertz Jersey Limited
         Hertz Rent A Car Limited (Britain)
         IR (Transfer) Limited
         Iveco Ford Trust Limited
         Jaguar 1984 Limited
         Jaguar Cars Exports Limited
         Jaguar Cars Finance Limited
         Jaguar Cars Holdings Limited
         Jaguar Cars Limited
         Jaguar Cars Overseas Holdings Limited
         Jaguar Daimler Heritage Trust Limited
         Jaguar Finance Limited
         Jaguar Group Limited
         Jaguar Holdings Limited

          Jaguar Insurance Limited
          Jaguar International Finance Limited
          Jaguar Limited
          Jaguarsport Limited
          JDHT Limited
          Lagonda Properties Limited
          LUL Asia Limited
          Madens (Guernsey) Limited
          Madens (Jersey) Limited
          Madens Limited
          Madens Trust Limited
          Prestige Properties Co. Limited
          Project XJ220 Limited
          SS Cars Limited
          The Diamler Company Limited
          The Jaguar Collection Limited
          The Lanchester Motor Company Limited
          United States Leasing Limited
          USL Holdings Limited (USL Holdings)
          Venture Pressings (Holdings) Limited
          Venture Pressings Limited
          Wessex Finance Limited
Finland
          Oy Ford Ab
          Oy Ford Rahoitus Ab
France
          Credit Ford S.A.
          Ford France S.A.
          Hertz Equipment Rental (France) S.A.
          Hertz France S.A.
          Intrumax Sarl
          Locaplan S. A.
Germany
          Ford Bank Aktiengesellschaft (Germany)
          Ford Handels und Beteiligungs GmbH
          Ford Investitions GmbH & Co oHG
          Ford Investitions GmbH
          Ford Versicherungs-Vermittlungs GmbH
          Ford Versorgungs-Und Unterstutzungseinrichtung GmbH
          Ford Werke Aktiengesellschaft
          Ford Werke Aktiengesellschaft & Co. Leasing KG
          Ford Werke Aktiengesellschaft und Co. KG.
          Geometric Results (Deutchland) Gmbh
          Hertz Autovermietung G.m.b.h
          Hertz Baumaschinenvermietung Gmbh
          Jaguar Deutschland GmbH
          Jaguar Leasing Gmbh
          Saar-Industrie, GmbH

Holland
          Ford Capital B.V.
          Ford Holding B.V. (Holland)
          Ford Nederland B.V.
          Jaguar Nederland BV
Hungary
          Ford Hungaria Kft
India
          Climate Control (India) Limited
Ireland
          Dan Ryan Car Rentals Limited
          FCE Reinsurance Company Limited
          Henry Ford & Son (Finance) Limited
          Henry Ford & Son (Sales) Limited
          Henry Ford & Son, Limited
          Hertz International RE Limited
          Hertz Rent A Car Limited (Ireland)
          Y.K.P. Limited
Italy
          Acomindus, s.r.l.
          Axus Italiana s.r.l.
          Ford Credit SpA
          Ford Italiana S.p.A.
          Ford Leasing SpA
          Ghia S.p.A.
          Hertz Italiana S.p.A.
          Jaguar Italia Spa
Japan
          AIC Corporation
          AIC Credit Card Services, Inc.
          Autorama, Inc.
          Ford Finance Company of Japan, Limited
          Ford Motor Company (Japan) Ltd.
          Hertz Far East, Ltd.
          Hertz Japan, Limited
          Jaguar Japan KK
          Japan Climate Systems Corporation
          Mazda Motor Corporation
Korea
          Halla Climate Control Corporation
          Kia Motors Corporation, (Korea)
          Korea Automobile Components Corporation
Luxembourg
          Axus Luxembourg S.A.
          Hertz Luxembourg, S.A.
Malaysia
          AMIM Holdings Sdn. Bhd.
          Associated Motor Industries Malaysia SDN. BHD.
          FMS Audio Sdn. Bhd.

Mexico
        Altac Electronics Chihuahua, S.A. de C.V.
        Autovidrio S.A. de C.V.
        Carplastic S.A. de C.V.
        Climate Systems Mexicana, S.A. de C.V.
        Coclisa S.A. de C.V.
        Favesa, S.A. de C.V., (Mexico)
        Ford Latin America, S.A. de C.V., (Mexico)
        Ford Motor Compania Comercial, S.A. de C.V.
        Ford Motor Company, S.A. de C.V., (Mexico)
        Hertz Latin America, S.A. de C.V.
        Lamosa S.A. de C.V.,    (Mexico)
        Mi Techo, S.C.    (Partnership)
        Nemak S.A.
        Vitro Flex, S.A. de C.V.
Monaco
        Hertz Monaco, S.A.
Neth. Antilles
        Ford Credit Overseas Finance N.V.
Netherlands
        ACONA B.V.
        Axus Nederland B.V.
        Ford Credit B.V.
        Ford Export Services B.V.
        Geotech
        Hertz Automobielen Nederland B.V.
        Hertz Leasing B.V.
        Stuurgroep Holland B.V.
        Van Wijk Autoverhurr Rotterdam B.V.
        Van Wijk Beheer B.V.
        Van Wijk European Car Rental Service B.V.
New Zealand
        Brocon Enterprises Limited
        Ford Motor Company of New Zealand Limited
        Ford Motor Credit Company of New Zealand Limited
        Granthall Holdings Limited
        Lydon Industries Limited
        Portfolio Leasing (New Zealand) Limited
        Vehicle Assemblers New Zealand Limited
New Zealand
        Hertz New Zealand Limited
Norway
        Ford Motor Norge A.S.
        Hertz Bilutleie A/S
Poland
        Ford Poland Limited Company
Portugal
        AutoEuropa Automotive Limitada
        Ford Credit Portugal-Sociedade Financeira Para Aquisicoes
        Ford Electronica Portuguesa, Ltd.
        Ford Lusitana S.A.
        Hertz Limitada

         Hertz Portuguesa Automoveis de Aluguer, Lda.
Puerto Rico
         Associates Financial Services Company of Puerto Rico, Inc. Associates Time Plan, Inc.
         Ford Motor Company Caribbean, Inc., (Puerto Rican)
         Ford Motor Credit Company of Puerto Rico, Inc.
         Puerto Ricancars Transporting, Inc.
         Puerto Ricancars, Incorporated
Scotland
         Cumberland Life Assurance Co. Limited
Singapore
         Ford Motor Company Private Limited
         Hertz Asia Pacific Pts. Ltd.
Spain
         Cadiz Electronica, S. A.
         Ford Credit Entidad de Financiacion, S.A.
         Ford Credit S.A.
         Ford Espana S.A.
         Ford Leasing S.A.
         Ford Leasing Sociedad de Arrendamiento Financiero, S.A.
         Hertz de Espana, S.A.
         Hertz Equipment Rental de Espana, S.A.
         Leascar S.A.
Sweden
         First Rent A Car AB
         Ford Credit AB
         Ford Motor Company Aktiebolag
         Ford Vagnskadegaranti AB
Switzerland
         Ford Credit S.A.
         Ford Motor Company (Switzerland) S.A.
         Hertz AG
         Hertz Motor A.G.
         S. I. Fair Play S.A.
         Zuri-Lau Garage AG
Taiwan
         FLH Marketing Services Ltd.
         FLH Sales Limited
         Ford Enterprise Company Taiwan, Ltd.
         Ford Lio Ho Motor Company Ltd.
         Ford Taiwan Services, Limited
         Jaguar Cars Taiwan Limited
Thailand
         Ford Motor Company (Thailand) Limited
Turkey
         Otosan Otomobile Sansyii A.S.
Uruguay
         Ford Uruguay S.A.

Venezuela
          Aerospace y Comunicaciones de Venezuela C.A.
          Ford Motor Credit S.A.
          Ford Motor de Venezuela, S.A.
          Productos Industriales, C.A.




09/10/93

                         LIST OF DISCLOSURE SCHEDULES


Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Employment Schedule
Compliance Schedule
Affiliated Transaction Schedule
Licenses Schedule

                              SUBSIDIARY SCHEDULE
                             TO PURCHASE AGREEMENT

1. SUBSIDIARIES

SUBSIDIARY                            JURISDICTION           STOCKHOLDERS
-----------------------------------------------------------------------------------------------------------
SMR Direct USA, Inc.                  Delaware               Centennial Communications Corp.: 100%

SMR Direct Cayman Corp.               Cayman Islands         Centennial Communications Corp.: 100%

Centennial Cayman Corp.               Cayman Islands         Centennial Communications Corp.: 100%

CCC Holdings Peru, S.R.L.             Peru                   Centennial Cayman Corp.: 99%/1/

Centennial Cayman Corp.               Chile                  Centennial Cayman Corp.: 99%/1/
Chile, Ltda.

Centennial Ecuador, S.A.              Ecuador                Centennial Cayman Corp.: 99%/1/

Centennial Telecomunicaciones         Venezuela              Centennial Cayman Corp.: 100%
de Venezuela, S.A.

SMR Direct Peru, S.R.L.               Peru                   CCC Holdings Peru S.R.L.: 99%/2/

Brunacci Compania Ltda.               Ecuador                Centennial Ecuador S.A.: 100%

Fastcom, S.A.                         Argentina              SMR Direct Cayman: 99%/2/

Pompano, S.R.L.                       Peru                   CCC Holdings Peru, S.R.L.: 99%/2/

Radioservicios Moviles, S.A.          Argentina              Centennial Cayman Corp.: 99%/1/

Telecom Supply, S.R.L.                Peru                   CCC Holdings Peru, S.R.L.: 99%/2/

Transnet del Peru, S.A.               Peru                   CCC Holdings Peru, S.R.L.: 99%/3/

C-Comunica, S.R.L.                    Peru                   CCC Holdings Peru, S.R.L: 99%/2/
-----------------------------------------------------------------------------------------------------------

2. The Company also has 5 shell companies in Argentina which are currently held in trust for the Company.
3. See "Contracts Schedule" for current Letters of Intent.
4. See "Development Schedule" for pledge of shares of Fastcom, S.A. and Radioservicios Moviles, S.A.
---------------------
/1/ SMR Direct Cayman Corp. is a nominee shareholder in this company.
/2/ Centennial Cayman Corp. is a nominee shareholder in this company.
/3/ Centennial Cayman Corp. and SMR Direct Cayman Corp. are nominee shareholders in this company.

                             RESTRICTIONS SCHEDULE
                             TO PURCHASE AGREEMENT

*  The Series A Purchase Agreement
*  The Series B Purchase Agreement
*  The Existing Registration Agreement
*  The Existing Stockholders Agreement
*  The Company's Amended and Restated Certificate of Incorporation


*All conflicts and restrictions contained in these documents will be waived prior to the Closing.

                         FINANCIAL STATEMENTS SCHEDULE
                             TO PURCHASE AGREEMENT

1. Audited consolidated balance sheets; statements of operations; statement of mandatorily redeemable, convertible preferred stock and stockholders' equity; and cash flows of Centennial Communications Corp. and its subsidiaries (the "Company") for the period from inception (October 26, 1995) to December 31, 1995, and the year ended December 31, 1996.

2. Unaudited consolidated balance sheet and statement of operations of the Company for the seven month period ended July 31, 1997.

                              LIABILITIES SCHEDULE
                             TO PURCHASE AGREEMENT

1. The Company has deposited $1.3 million in a restricted Certificate of Deposit as a performance guarantee related to the Chilean SMR Concurso in which the Company has participated but not yet been awarded any channels. Approximately $36,000 of such deposit is nonrefundable. The balance of the Certificate of Deposit will be released upon completion of various build-out and subscriber loading requirements or upon the award of the Channels to third parties.

2. Pursuant to a Purchase Order dated March 14, 1996, the Company has agreed to pay approximately $2,490,000 to Maxon America Inc. for the purchase of equipment from August 1996 through December 1996. The Company has since negotiated an amendment to this agreement which allows the Company to take delivery of such equipment in any quantity over any time period the Company chooses. Approximately $1,100,000 remains outstanding under this agreement.

3. The Company has executed Installment Payment Plan Notes payable to the FCC totaling $4,559,247 with respect to the 43 900 MHz MTA licenses it has acquired. Each of these Notes is secured by a security interest held by the FCC in the respective license. These licenses and the FCC loan have been transferred by the Company to its wholly-owned subsidiary, SMR Direct USA, Inc.

4. Pursuant to a Purchase Order, the Company has agreed to pay $340,000 to Motorola, Inc. for the purchase of equipment. Approximately $105,000 remains outstanding under this agreement.

5. Contingent upon the grant of an additional 15 channels of 800 MHz spectrum in Lima, Peru, the Company is obligated to pay the previous shareholders of Telecom Supply, S.R.L. $15,000 per channel finally awarded to Telecom Supply, S.R.L.

6. Contingent upon the grant of an additional 40 channels of 800 MHz spectrum in Lima, Peru, the Company is obligated to pay the previous shareholders of C-Comunica, S.R.L. $1,380,000.

7. Contingent upon the grant of paging frequency in Lima, Peru, the Company is obligated to pay the previous shareholders of C-Comunica, S.R.L. $250,000.

8. In connection with the acquisition of Fastcom, S.A., the Company is obligated to replace performance bonds posted by Intepla, S.R.L. on the Company's behalf in the amount of $70,000 within 90 days of the date of execution of the Letter Agreement in respect of such bonds (September 8, 1997). In the event the Company does not post such bond, 100% of the stock of Radioservicios Moviles, S.A. shall be returned to the former shareholders thereof. The shares of Radioservicios Moviles, S.A. are subject to a Letter Agreement guaranteeing this obligation.

9. In connection with the acquisition of Fastcom, S.A., the Company has entered into a purchase agreement with the former shareholders of Fastcom, S.A. under which Centennial Cayman Corp. and SMR Direct Cayman Corp., wholly-owned subsidiaries of the Company, are obligated to pay said shareholders $416,000, the remaining balance due of the total purchase price of $526,060. In the event the $416,000 balance is not paid by December 1, 1997, the former shareholders will be entitled to retain the $110,060 paid to them at closing, and in addition, the shares of Fastcom, S.A. shall be transferred back to them. The shares of Fastcom, S.A. are subject to a Pledge Agreement guaranteeing this obligation.

10. In connection with the Asset Purchase Agreement with Colorado Communication Services, Inc., the Company has assumed certain liabilities with respect to operations and employee compensation.

11. See "Development Schedule" for description of obligations with respect to certain current employees.

                            ADVERSE CHANGE SCHEDULE
                             TO PURCHASE AGREEMENT

None.

                              DEVELOPMENT SCHEDULE
                             TO PURCHASE AGREEMENT

1. On July 1, 1997, the Company entered into an Executive Stock Pledge Agreement and received a Promissory Note from Michael Simkin, Chief Executive Officer of the Company, for a loan of $162,056 made by the Company to Mr. Simkin. Mr. Simkin has purchased 44,521 shares of the Company's Series B Preferred Stock for an aggregate purchase price of $162,502. Mr. Simkin has given a Promissory Note, due July 1, 1999, for $162,056. Interest on the note accrues at an annual rate of 6.5% and is payable annually on July 1. The stock is being held by the Company as security for the prompt and complete payment of the principal and accrued interest on the note.

2. In July 1997, the Company received a Bridge Loan from existing stockholders totaling $4 million. It is contemplated that the outstanding principal amount of this loan, plus accrued interest thereunder, shall be applied to the purchase of the Notes by such stockholders.

3. In September 1997, the Company signed a letter of intent with Wireless USA, L.L.C. (d/b/a St. Louis Electronics) to sell the St. Louis and Kansas City MTAs of its United States operations. The Company is actively pursuing opportunities to sell the remainder of the United States operations.

4. Since June 30, 1997, the Company has granted options to purchase shares of the Company's common stock to the following individuals: Michael Simkin (250,000), Fred Gallart (20,000), Rafael Luces (17,500), and Mike Harris (6,000).

5. On September 3, 1997, the Company purchased Fastcom, S.A., which holds a nationwide paging license and certain bi-directional frequencies in Argentina, for an aggregate purchase price of $526,060, payable in two installments, the first, equal to $110,060, payable at Closing, and the second, equal to $416,000 plus $15,000 in interest, payable on December 1, 1997. The obligation to make the second and final payment is secured by a pledge of the shares of Fastcom, S.A. in favor of the former shareholders.

6. In connection with the acquisition of Fastcom, S.A., the Company is obligated to replace performance bonds posted by Intepla, S.R.L. on the Company's behalf in the amount of $70,000 within 90 days of the date of execution of the Letter Agreement in respect of such bonds (September 8, 1997). In the event the Company does not post such bond, 100% of the stock of Radioservicios Moviles, S.A. shall be returned to the former shareholders thereof. The shares of Radioservicios Moviles are subject to a Letter Agreement guaranteeing this obligation.

7. On July 31, 1997, the Company purchased Transnet del Peru, S.A., which holds 32 channels of 800 MHz Spectrum in Lima, Peru, for an aggregate purchase price of $1,500,000 payable in two installments, the first, equal to $1,494,050, payable at closing, and the second, equal to $5,950, payable on September 29, 1997.

8. In July 1997, the Company submitted a bid in the Chilean SMR Concurso to acquire certain nationwide SMR channels. The award of the SMR channels subject to this concurso is not yet final. See "Liabilities Schedule" for description of the performance guarantee filed by the Company in connection with this concurso.

9. On July 21, 1997, the Company transferred its 43 United States SMR licenses, the accompanying debt (see "Assets Schedule") and all of the United States operations to its wholly-owned subsidiary, SMR Direct USA, Inc.

10. On August 1, 1997, the Company executed an agreement with Colorado Communication Services, Inc. to exchange certain equipment and Colorado Communication Services, Inc.'s rights under a certain lease and to assume certain liabilities for 1,350 radio units.

11. On September 25, 1997, the Company executed letters to David Starkweather, Debbie Schneider, Matt Riley, Allen Nelson, Kim Miller, Chris Manfre, Mike Harris and Gary Apostolou offering each of these employees (1) salary, including accrued vacation, through December 31, 1997, (2) a "stay bonus" of six weeks salary and (3) upon the signing of a Separation Agreement, four weeks of severance at current rate of salary, in exchange for their cooperation and commitment to stay with the Company through December 31, 1997.

12. On September 29, 1997, the Company executed letters to Jeff Dunning and Mark Fetcenko offering each of these employees, if they are terminated other than for cause before January 1, 1999, (1) three months severance on the execution of a Separation Agreement, (2) annual bonus for 1997, consistent with each individual's offer letter, and (3) the vesting of their options on a pro rata basis in exchange for their cooperation and commitment to remain through the sale of the U.S. business.

13. On September 29, 1997, the Company executed a letter to Matt Zuschlag offering him, if he is terminated other than for cause after April 1, 1998 and before January 1, 1999, (1) three months severance on the execution of a Separation Agreement, (2) annual bonus for 1997, consistent with his offer letter, and (3) the vesting of his options on a pro rata basis in exchange for his cooperation and commitment to remain through the sale of the U.S. business. The above-mentioned compensation would be in addition to Mr.

     Zuschlag's rights under his existing offer letter which include the right to one year's salary if he is terminated prior to April 1, 1998.

14.  See "Assets Schedule."

15.  See "Contracts Schedule" for current Letters of Intent.

                                ASSETS SCHEDULE
                             TO PURCHASE AGREEMENT

1. The Company entered into a capital leasing agreement with E.F. Johnson Company to lease and acquire infrastructure equipment. As of April 17, 1997, E.F. Johnson Company assigned a portion of this lease agreement to Boston Financial & Equity Corporation ("Boston Financial"). The remaining balance payable to E.F. Johnson Company under this agreement is approximately $426,364. The remaining balance payable to Boston Financial is approximately $1,528,268. E.F. Johnson Company and Boston Financial hold security interests in this equipment to the extent of the unpaid purchase price.

2. The Company has executed Installment Payment Plan Notes payable to the FCC totaling $4,559,247 with respect to the 43 900 MHz MTA licenses it has acquired. Each of these Notes is secured by a security interest held by the FCC in the respective license. These licenses and the FCC loan have been transferred by the Company to its wholly-owned subsidiary, SMR Direct USA, Inc.

3. In connection with the acquisition of Fastcom, S.A., the Company is obligated to replace performance bonds posted by Intepla, S.R.L. on the Company's behalf in the amount of $70,000 within 90 days of the date of execution of the Letter Agreement in respect of such bonds (September 8, 1997). In the event the Company does not post such bond, 100% of the stock of Radioservicios Moviles, S.A. shall be returned to the former shareholders thereof. The shares of Radioservicios Moviles, S.A. are subject to a Letter Agreement guaranteeing this obligation.

4. In connection with the acquisition of Fastcom, S.A., the Company has entered into a purchase agreement with the former shareholders of Fastcom, S.A. under which Centennial Cayman Corp. and SMR Direct Cayman Corp., wholly-owned subsidiaries of the Company, are obligated to pay said shareholders $416,000, the remaining balance due of the total purchase price of $526,060. In the event the $416,000 balance is not paid by December 1, 1997, the former shareholders will be entitled to retain the $110,060 paid to them at closing, and in addition, the shares of Fastcom, S.A. shall be transferred back to them. The shares of Fastcom, S.A. are subject to a Pledge Agreement guaranteeing this obligation.

                                 TAXES SCHEDULE
                             TO PURCHASE AGREEMENT

None.

                               CONTRACT SCHEDULE
                             TO PURCHASE AGREEMENT

1. Employers Health Insurance Indemnity, PPO, EPO Basic and Standard Health Benefit Plan for Colorado.

2. Agreement regarding Employment Termination between the Company and Jeff E. Rhodes, President, dated May 16, 1997.

3. Leases for office space in Denver, Colorado, between the Company and Union Square Partnership, dated March 1, 1997.

4. Indenture of Lease for office space in Denver, Colorado, between the Company and Sixteen Hundred Wynkoop, Ltd., dated May 2, 1996.

5. Lease for office space in Miami, Florida, between the Company and New World Partners Joint Venture, dated January 8, 1997.

6. Lease for office space in Guayaquil, Ecuador, between Brunacci Compania Ltda. and Sra. Pilar Mantilla Rivadeneira (for Inmobiliaria Mancor S.A.), dated December 15, 1996.

7. Lease for office space in Lima, Peru, between Mobil Line del Peru, S.A. (SMR Direct Peru, S.R.L.) and Banco Continental (Office #'s 20 & 21, Centro Comercial Continental), dated May 9, 1996.

8. Lease for office space in Lima, Peru, between Mobil Line del Peru, S.A. (SMR Direct Peru, S.R.L.) and Banco Continental (Office # 19, Centro Comercial Continental), dated February 20, 1997.

9. Sublease of Site for Communications Facilities between SBA and the Company (Ruffner Mountain), dated July 26, 1996.

10. Sublease of Site for Communications Facilities between SBA and the Company (Oak Mountain), dated February 5, 1997.

11. Sublease of Site for Communications Facilities between SBA and the Company (Floyd Knobs, Indiana), dated August 2, 1996.

12. Sublease of Site for Communications Facilities between SBA and the Company (Mitchell Hill), dated August 2, 1996.

13. Sublicense of Site for Communications Facilities between SBA and the Company (Independence, Kentucky), dated March 5, 1997.

14. Antenna Site Sublicense between SBA and the Company (TCBY Building), dated July 29, 1996.

15. Antenna Site Sublicense between SBA and the Company (Ruan Center), dated September 1, 1997.

16. Antenna Site Sublicense between SBA and the Company (AUL Building), dated September 15, 1996.

17. Antenna Site Sublicense between SBA and the Company (Plaza Tower), dated April 1, 1997.

18. Antenna Site Sublicense between SBA and the Company (High Ridge), dated February 15, 1997.

19. Antenna Site Sublicense between SBA and the Company (Sevens Building), dated March 1, 1997.

20. Antenna Site Sublicense between SBA and the Company (One Kansas City Place), dated July 29, 1996.

21. Antenna Site Sublicense between SBA and the Company (Spencer's Mountain), dated July 29, 1996.

22. Antenna Site Sublicense between SBA and the Company (Sugar Creek), dated August 16, 1996.

23. Antenna Site Sublicense between SBA and the Company (WCMS), dated September 6, 1996.

24. Antenna Site Sublicense between SBA and the Company (Liberty Bank Tower), dated September 10, 1996.

25. Antenna Site Sublicense between SBA and the Company (Bank Four Tulsa), dated September 9, 1996.

26. Antenna Site Sublicense between SBA and the Company (Echo 003- Crane Avenue, Allegheny County, Pennsylvania), dated June 27, 1996.

27. Antenna Site Sublicense between SBA and the Company (Echo 001 - Monroeville, Pennsylvania), dated June 27, 1996.

28. Antenna Site Sublicense between SBA and the Company (Clark Tower), dated August 15, 1996.

29. Antenna Site Sublicense between SBA and the Company (North Nashville Tower), dated January 10, 1997.

30. Master Tower Site Sublease between SBA and the Company (Star Tower), dated July 29, 1996.

31. Master Tower Space Reservation and Sublicense Agreement between SBA and the Company (Nashville South/I-65, Tennessee), dated January 8, 1997.

32. Woodmen Tower Rooftop Antenna Sublicense Agreement between SBA and the Company, dated July 29, 1996.

33. Roof Antenna Agreement between SBA and the Company (Carew Tower), dated August 15, 1996.

34.  Sublease Agreement between SBA and the Company (WIMZ), dated August 1,
     1996.

35. Telecommunications Terminal Site Access Agreement between Broadcast Services, Inc. and the Company (IDS Center, Minneapolis, Minnesota), dated June 20, 1996.

36. Telecommunications Terminal Site Access Agreement between Broadcast Services Inc. and the Company (Mercantile Center, St. Louis, Missouri), dated June 20, 1996.

37. License Agreement between the Company and Clear Channel Radio Inc., dated November 1, 1996.

38.  License Agreement between the Company and COM-ENT, LLC, dated October 1,
     1996.

39. Antenna Site Sublease and Antenna Construction Contract between SMR Direct Peru, S.R.L. and Hialeah Communications E.I.R.L. (Morro Solar, Chorrillos) dated February 14, 1997.

40. Antenna Site Lease between Oficina de Normalizacion Previsional - O.N.P. and C-Comunica S.R.L. (Torre de Oficinas del Centro Civico y Comercial de
     Lima), March 1996.

41. Antenna Service Contract between SEDITEL R.S. S.R.L. and C-Comunica S.R.L. (Morro Solar, Corrillos) dated March 20, 1996.

42. Antenna Site Sublease between Multisistemas Electronicos M.S.E. S.A. and Consorcio Ecuatoriano de Telecomunicaciones CONECELL S.A. (Cerro Azul, Guayaquil) dated June 24, 1994.

43. Land Sales Contract for Antenna Site between Multisistemas Electronicos M.S.E. S.A. and Magdalena Leon de Serrano, Alfredo Serrano Pallares and Carmen Leon de Monsalve (Chaupicruz, Quito) dated March 14, 1994.

44. Purchase Agreement for Common Stock between the Company and Telecom Partners, L.P., Centennial Holdings, Inc., and Centennial Fund IV, L.P. (collectively the "Purchasers"), dated December 8, 1995.

45. Registration Rights Agreement between the Company and the Purchasers, dated December 8, 1995.

46. Stockholders Agreement between the Company and the Purchasers, dated December 8, 1995.

47. First Amendment to Purchase Agreement between the Company and the Purchasers, dated January 31, 1996.

48.  Centennial Communications Corp. 1996 Stock Option Plan.

49.  Amendment to Centennial Communications Corp. 1996 Stock Option Plan.

50.  Early Exercise Stock Purchase Agreement.

51. Series A Preferred Stock Purchase Agreement between the Company and the Purchasers, Trailhead Ventures, L.P., Boulder Ventures, L.P., GC&H Investments, William Elsner, MGVF II, Ltd., Robert McKenzie and Jeff Rhodes (together with the Purchasers, the "Series A Purchasers"), dated June 27, 1996.

52. Amended and Restated Initial Stockholders Agreement between the Company and the Purchasers, dated June 27, 1996.

53. Stockholders Agreement between the Company and the Series A Purchasers dated June 27, 1996.

54. Registration Agreement between the Company and the Series A Purchasers, dated June 27, 1996.

55. First Amendment to Series A Preferred Stock Purchase Agreement between the Company and the Series A Purchasers, dated March 19, 1997.

56. Series B Preferred Stock Purchase Agreement between the Company and the Series A Purchasers, Centennial Fund V, L.P., Centennial Entrepreneurs Fund V, L.P., Crest Funding Partners, L.P., Crest SMR, L.L.C., BancBoston Ventures Incorporated and Kyle Lefkoff (as attorney-in-fact for Larry Macks, Jurassic Ltd., Josh Fidler, Morty Macks Will's Wei Corp., Robert Lemle, Caruthers Family, L.L.C., Tim Snipes, Ramer 1990 Living Trust, Grope Schneider Securities, JLS, L.L.C., Doug Ramer, Trisun Financial, L.L.C., Eric Becker, Slade, Inc. and 250 Venture Capital Association) (together with the Series A Purchasers, the "Series B Purchasers"), dated November 22, 1996.

57. Amended and Restated Stockholders Agreement between the Company and the Series B Purchasers, dated November 22, 1996.

58. Amended and Restated Registration Agreement between the Company and the Series B Purchasers, dated November 22, 1996.

59. First Amendment to Series B Preferred Stock Purchase Agreement between the Company and the Series B Purchasers, dated March 19, 1997.

60. Second Amendment to Series B Preferred Stock Purchase Agreement between the Company and the Series B Purchasers, dated March 19, 1997.

61. Third Amendment to Series B Preferred Stock Purchase Agreement between the Company and the Series B Purchasers, dated July 1, 1997.

62. First Amendment to Amended and Restated Registration Agreement between the Company and the Series B Purchasers, dated March 19, 1997.

63. Second Amendment to Amended and Restated Registration Agreement between the Company and the Series B Purchasers, dated July 1, 1997.

64. First Amendment to Amended and Restated Stockholders Agreement between the Company and the Series B Purchasers, dated March 19, 1997.

65. Second Amendment to Amended and Restated Stockholders Agreement between the Company and the Series B Purchasers, dated May 16, 1997.

66. Third Amendment to Amended and Restated Stockholders Agreement between the Company and the Series B Purchasers, dated July 1, 1997.

67. Stock Purchase Agreement by and among SMR Direct Cayman Corp., Centennial Cayman Corp., Ernesto Uribe Abad, Pedro Uribe Abad and Pedro Kovacic Taramona, dated September 6, 1996 (acquisition of Telecom Supply, S.R.L.).

68. Stock Purchase Agreement by and among CCC Holdings Peru, S.R.L., SMR Direct Cayman Corp., Centennial Cayman Corp., Michael Bettsack Muller, Joseph Bettsack Muller and Daniel Bettsack Maduro, dated January 22, 1997 (acquisition of C-Comunica S.R.L.).

69. Stock Purchase Agreement by and among Centennial Ecuador, S.A., Carlos Gil Loor and Maria Soledad Del Alcazar Granda, dated November 20, 1996 (acquisition of Brunacci Compania Ltda).

70. Purchase Agreement by and among Mobil Line Peru, S.A., the Company and Jesus Escudero Presa, dated February 29, 1996 (acquisition of 51% of Mobil Line Peru, S.A.).

71. Stock Purchase Agreement between the Company and Jesus Escudero Presa, dated July 8, 1996 (acquisition of 49% of Mobil Line Peru, S.A.).

72. Stock Purchase Agreement by and among L.A. Technologies Corp. (acting in its own capacity and representing and acting on behalf of Eduardo Ibarra Diaz Ufano, Felipe Bertorini Guibert and Jose Carlos Godoy Lacoste), Centennial Cayman Corp., SMR Direct Cayman Corp. and CCC Holdings Peru, S.R.L., dated November 18, 1996 (acquisition of Pompano, S.R.L.).

73. Stock Purchase Agreement by and among Alicia Raquel Alonso Bernard, Santiago D'Onofrio, SMR Direct Cayman Corp., Centennial Cayman Corp. and Arturo Manuel Alonso, dated March 24, 1997 (acquisition of Radioservicios Moviles, S.A.).

74. Stock Purchase Agreement by and among Montecasino Investments Corporation, CCC Holdings Peru, S.R.L., SMR Direct Cayman Corp. and Centennial Cayman Corp., dated July 31, 1997 (acquisition of Transnet del Peru, S.A.).

75. Stock Purchase Agreement by and among Gustavo Guillermo Fernandez Supera, Miguel Angel Cappa, SMR Direct Cayman Corp. and Centennial Cayman Corp., dated September 3, 1997 (acquisition of Fastcom, S.A.).

76. Equipment Lease Agreement, between the Company and E.F. Johnson Company, dated June 28, 1996.

77. Amendment to Equipment Lease Agreement between the Company and E.F. Johnson Company, dated August 1, 1996.

78. Purchase Agreement between the Company and E.F. Johnson Company, dated June 28, 1996.

79. Confidentiality Agreement between the Company and E.F. Johnson Company, dated February 21, 1996.

80. Notice of Assignment and Highlights of Contract between the Company and E.F. Johnson Company, dated April 17, 1997 (giving notice of the sale of the Lease Agreement between the Company and E.F. Johnson Company to Boston Financial & Equity Corporation on June 2, 1997).

81. Purchase Order between the Company and Maxon America, Inc., dated March 14, 1996, and amended April 23, 1997.

82. Letter of Intent, dated May 8, 1997, by and between the Company and Radio Enlaces Ltda., Benjamin Bursztyn and Asecones Ltda. with respect to the purchase and sale of all of the outstanding capital stock of Radionet Ltda., Secom Ltda., Radiolink Ltda., Satelcom Ltda. and Asesoria en

     Comunicaciones-Asecones Cali
     Ltda.  Extension of Letter of Intent dated September 11, 1997.

83. Letter of Intent, dated May 23, 1997, by and between the Company and the shareholders of Hialeah Beeper, S.R.L. with respect to the purchase and sale of all of the outstanding capital stock of Hialeah Beeper, S.R.L. Extension of Letter of Intent dated August 29, 1997.

84. Letter of Intent, dated June 26, 1997, by and between the Company and the shareholders of Intepla, S.A. with respect to the purchase and sale of all of the outstanding capital stock of Intepla, S.A. Extension of Letter of Intent dated September 17, 1997.

85. Letter of Intent, dated September 8, 1997, by and between the Company and Wireless USA, L.L.C. (d/b/a St. Louis Electronics) with respect to the purchase and sale of the St. Louis and Kansas City MTAs.

86. Asset Purchase Agreement between Colorado Communication Services, Inc. and the Company dated August 1, 1997.

87. Pledge Agreement by and between Centennial Cayman Corp., SMR Direct Cayman Corp., Gustavo Guillermo Fernandez Supera and Miguel Angel Cappa, dated September 3, 1997.

88. Letter Agreement between Arturo Alonso, Centennial Cayman Corp. and SMR Direct Cayman Corp., dated September 8, 1997.

89. Loan Agreement, dated July 1997, between the Company and the lenders set forth on the signature page of that agreement.

90. Executive Stock Pledge Agreement between Michael Simkin and the Company, dated July 1, 1997.

91. Promissory Note executed by Michael Simkin on July 1, 1997, in favor of the Company.

92. Purchase Order between the Company and Maxon America, Inc., dated March 14, 1996.

93.  Purchase Order between Motorola, Inc. and the Company, September 26, 1996.

94. Letter regarding employment dated September 25, 1997 from the Company to Gary Apostolu.

95. Letter regarding employment dated September 25, 1997 from the Company to Jeff Dunning.

96. Letter regarding employment dated September 25, 1997 from the Company to Mike Harris.

97. Letter regarding employment dated September 25, 1997 from the Company to Chris Manfre.

98. Letter regarding employment dated September 25, 1997 from the Company to Kim Miller.

99. Letter regarding employment dated September 25, 1997 from the Company to Allen Nelson.

100. Letter regarding employment dated September 25, 1997 from the Company to Matt Riley.

101. Letter regarding employment dated September 25, 1997 from the Company to Debbie Schneider.

102. Letter regarding employment dated September 25, 1997 from the Company to David Starkweather.

103. Letter regarding employment dated September 29, 1997 from the Company to Matt Zuschlag.

104. Letter regarding employment dated September 29, 1997 from the Company to Mark Fetcenko.

105. Letter regarding employment dated September 29, 1997 from the Company to Gary Apostolu.

                          PROPRIETARY RIGHTS SCHEDULE
                             TO PURCHASE AGREEMENT

1. The Company operates under the name "SMR Direct" in the United States and has begun the process to register the trademark. The Company has received a letter from Centennial Cellular Corporation demanding written assurances that the Company will cease any use of Centennial Communications Corp. as a trade name and threatening legal action if such assurances are not given. The Company does not believe it has violated any rights Centennial Cellular Corporation may have in "Centennial" as a service mark and is in the process of responding to such letter.

2. The Company operates under the names "Radio Trunking del Peru," "SMR Direct Peru, S.R.L." "Telecom Supply, S.R.L.," "Pompano, S.R.L.," "C-Comunica, S.R.L." and "Transnet, S.A." in Peru. On April 22, 1997, Telefonica del Peru, S.A. petitioned INDECOPI, the Peruvian trademark authority, to nullify the trademark "Radio Trunking del Peru" previously granted to the Company's subsidiary, SMR Direct Peru, S.R.L., by INDECOPI on the grounds that such trademark is not distinctive. The Company is in the process of responding to this petition.

3. The Company also holds the rights to the following trademarks and tradenames in Peru: (a) NEXTEL; (B) Transnet del Peru; (c) MULTIZONE; (d) TRONKIN; (E) C-COMUNICA; and (f) C-COMUNICA del Peru.

4. The Company operates under the names "Radio Trunking del Ecuador" and "Brunacci Compania Ltda." in Ecuador. The Company has registered the name "Radio Trunking" and has filed a complaint with the applicable Ecuadorian authorities regarding the use of the name "International Radio Trunking Communications of Ecuador" by a third party.

5. See "Licenses Schedule" for a description of the 900 MHz MTA licenses issued by the FCC to the Company.

                              LITIGATION SCHEDULE
                             TO PURCHASE AGREEMENT

1. The Company has received a letter from Centennial Cellular Corporation demanding written assurances that the Company will cease any use of Centennial Communications Corp. as a trade name and threatening legal action if such assurances are not given. The Company does not believe it has violated any rights Centennial Cellular Corporation may have in "Centennial" as a service mark and is in the process of responding to such letter.

2. In April 1997, Telefonica del Peru, S.A. petitioned INDECOPI, the Peruvian trademark authority, to nullify the trademark "Radio Trunking del Peru" previously granted to the Company's subsidiary, SMR Direct Peru, S.R.L., by INDECOPI and to oppose the application by the Company for the trademarks "RADIO TRUNKING + LOGO" on the grounds that such trademarks are not distinctive. The Company is in the process of responding to this petition and is considering appropriate modifications to this trademark in the event this petition is successful. The Company does not believe that the outcome of this petition will have a material adverse effect on the Company's operations in Peru.

3. The municipality of San Isidro, Peru, has begun proceedings against SMR Direct Peru, S.R.L. for operating without an occupancy permit. The Company is in the process of curing this condition.

4. The Company has received a letter from a former employee of the Company concerning the cessation of his employment with the Company which alleges that he was treated unfairly in connection with the cessation of his employment. The Company is in the process of responding to this letter.

                               BROKERAGE SCHEDULE
                             TO PURCHASE AGREEMENT

None.

                               CONSENTS SCHEDULE
                             TO PURCHASE AGREEMENT

1. The Company must obtain the approval of the FCC of the change in control as a result of the transactions contemplated by the Purchase Agreement. The Company has filed for such approval and received Special Temporary Authority from the FCC effective as of September 30, 1997.

                               INSURANCE SCHEDULE
                             TO PURCHASE AGREEMENT

INSURANCE COMPANY                               COVERAGE*
-----------------                               ---------

Associated Indemnity Group                      Commercial General Liability
Associated Indemnity Group                      Simplified Commercial Property
Associated Indemnity Group                      Hired/Borrowed Auto
Associated Indemnity Group                      Workers Compensation
Fireman's Fund Insurance Company                Commercial Umbrella
Fireman's Fund Insurance Company                Marine Cargo
American International Assistance               Foreign Travel
  Services
Great Northern Insurance Company                Foreign Liability
Great Northern Insurance Company                Foreign Employees Liability
Great Northern Insurance Company                Foreign Property
Great Northern Insurance Company                Foreign Auto

*All coverage expires on May 1, 1998, except for the Marine Cargo Policy, which has no expiration date.

                              EMPLOYMENT SCHEDULE
                             TO PURCHASE AGREEMENT

     Attachment F to this Schedule contains a copy of the Company's 1996 Stock Option Plan and forms of Notice of Exercise and Early Exercise Stock Purchase Agreement.

                              COMPLIANCE SCHEDULE
                             TO PURCHASE AGREEMENT

1.  See "Litigation Schedule."

2. The Company currently is not in compliance with certain minimum subscriber loading requirements with respect to a portion of its channels in Peru. Requests for amendment of such loading requirements have been filed by the Company with the Peruvian Ministry of Transportation, Communications, Housing and Construction.

                        AFFILIATED TRANSACTION SCHEDULE
                             TO PURCHASE AGREEMENT

1. On July 1, 1997, the Company entered into an Executive Stock Pledge Agreement and received a Promissory Note from Michael Simkin, Chief Executive Officer of the Company, for a loan of $162,056 made by the Company to Mr. Simkin. Mr. Simkin has purchased 44,521 shares of the Company's Series B Preferred Stock for an aggregate purchase price of $162,502. Mr. Simkin has given a Promissory Note, due July 1, 1999, for $162,056. Interest on the note accrues at an annual rate of 6.5% and is payable annually on July 1. The stock is being held by the Company as security for the prompt and complete payment of the principal and accrued interest on the note.

2. See "Development Schedule" for description of the Company's obligations to Matt Zuschlag.

3. No others, except for agreements otherwise referred to in the "Contracts Schedule."

                               LICENSES SCHEDULE
                             TO PURCHASE AGREEMENT

1. UNITED STATES LICENSES. The Company and its Subsidiaries currently hold licenses, each issued by the FCC, to operate on the 800 MHZ frequency band, as set forth below:

                          MTA                              NUMBER OF CHANNELS
                          ---                              ------------------
    Charlotte/Greensboro/Greensville/Raleigh                       20
    Minneapolis/St. Paul                                           20
    NewOrleans/Baton Rouge                                         20
    Cincinnati/Dayton                                              20
    St. Louis                                                      30
    Pittsburgh                                                     20
    Richmond/Norfolk                                               20
    Louisville/Lexington/Evansville                                20
    Memphis/Jackson                                                30
    Birmingham                                                     20
    Indianapolis                                                   20
    Des Moines/Quad Cities                                         20
    Kansas City                                                    20
    Columbus                                                       10
    Little Rock                                                    30
    Oklahoma City                                                  30
    Nashville                                                      20
    Knoxville                                                      20
    Omaha                                                          20
    Tulsa                                                          20
              Total                                               430

2. PERU LICENSES. The Company and its Subsidiaries currently hold licenses to operate 144 900 MHZ SMR channels in Lima/Callao.

3. ECUADOR LICENSES. The Company and its Subsidiaries currently hold licenses to operate 900 MHZ SMR channels as set forth below:

                          CITY                             NUMBER OF CHANNELS
                          ----                             ------------------
    Guayaquil                                                      90
    Quito                                                          90
    Machala                                                         5
    Salinas                                                         5
    Santa Domingo de Los Colorados                                  5
          Total                                                   195

4. ARGENTINA LICENSES. The Company and its Subsidiaries currently hold the licenses and frequency necessary to operate paging networks in Capital Federal, Bahia Blanca, Rosario, Mendoza, Mar del Plata and Cordoba.